REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                      among

                                 COORSTEK, INC.,
                                    Borrower

                         BANC OF AMERICA SECURITIES LLC,
             Sole Lead Arranger, Book Manager, and Syndication Agent

                             BANK OF AMERICA, N.A.,
                              Administrative Agent,


                              ABN AMRO BANK, N.V.,
                              Documentation Agent,


                          the Co-Agents defined herein,


                                       and


                            THE LENDERS NAMED HEREIN,

                                     Lenders

                                  $270,000,000

                            SENIOR CREDIT FACILITIES

                          Dated as of December 6, 1999,
                      but effective as of December 13, 1999


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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page

SECTION 1     DEFINITIONS AND TERMS............................................1
     1.1      Definitions......................................................1
     1.2      Number and Gender of Words; Other References....................21
     1.3      Accounting Principles...........................................22

SECTION 2     BORROWING PROVISIONS............................................22
     2.1      Revolver Facility...............................................22
     2.2      Term Loan A Facility............................................22
     2.3      Term Loan B Facility............................................22
     2.4      LC Subfacility..................................................23
     2.5      Swing Line Subfacility..........................................26
     2.6      Terminations or Reductions of Commitments.......................27
     2.7      Borrowing Procedure.............................................28

SECTION 3     TERMS OF PAYMENT................................................29
     3.1      Loan Accounts, Notes, and Payments..............................29
     3.2      Interest and Principal Payments.................................30
     3.3      Prepayments.....................................................31
     3.4      Interest Options................................................33
     3.5      Quotation of Rates..............................................33
     3.6      Default Rate....................................................33
     3.7      Interest Recapture..............................................33
     3.8      Interest Calculations...........................................33
     3.9      Maximum Rate....................................................34
     3.10     Interest Periods................................................34
     3.11     Conversions.....................................................34
     3.12     Order of Application............................................35
     3.13     Sharing of Payments, Etc........................................36
     3.14     Offset..........................................................36
     3.15     Booking Borrowings..............................................36
     3.16     Euro Provisions.................................................36

SECTION 4     CHANGE IN CIRCUMSTANCES.........................................37
     4.1      Increased Cost and Reduced Return...............................37
     4.2      Limitation on Types of Loans....................................38
     4.3      Illegality......................................................38
     4.4      Treatment of Affected Loans.....................................39
     4.5      Compensation....................................................39
     4.6      Taxes...........................................................39

SECTION 5     FEES............................................................41
     5.1      Treatment of Fees...............................................41
     5.2      Fees of Administrative Agent and Arranger.......................41
     5.3      Commitment Fees.................................................42
     5.4      LC Fees.........................................................42

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SECTION 6.    SECURITY; GUARANTIES............................................42
     6.1      Collateral......................................................42
     6.2      Guaranties......................................................43
     6.3      Future Liens....................................................43
     6.4      Release of Collateral...........................................43
     6.5      Negative Pledge.................................................44

SECTION 7     CONDITIONS PRECEDENT............................................44
     7.1      Conditions Precedent to Closing.................................44
     7.2      Conditions Precedent to Initial Borrowing.......................44
     7.3      Conditions Precedent to a Permitted Acquisition.................44
     7.4      Conditions Precedent to Each Borrowing..........................45
     7.5      Borrowing Notices and LC Requests...............................45

SECTION 8     REPRESENTATIONS AND WARRANTIES..................................45
     8.1      Purpose of Credit Facilities....................................45
     8.2      Existence, Good Standing, and Authority.........................46
     8.3      Subsidiaries; Capital Stock.....................................46
     8.4      Authorization and Contravention.................................46
     8.5      Binding Effect..................................................47
     8.6      Financial Statements............................................47
     8.7      Litigation, Claims, Investigations..............................47
     8.8      Taxes...........................................................47
     8.9      Environmental Matters...........................................47
     8.10     Employee Benefit Plans..........................................48
     8.11     Properties; Liens; Leases.......................................48
     8.12     Government Regulations..........................................48
     8.13     Transactions with Affiliates....................................49
     8.14     Debt............................................................49
     8.15     Material Agreements.............................................49
     8.16     Insurance.......................................................49
     8.17     Labor Matters...................................................49
     8.18     Solvency........................................................49
     8.19     Intellectual Property...........................................49
     8.20     Compliance with Laws............................................50
     8.21     The Spinoff.....................................................50
     8.22     Permitted Acquisitions..........................................50
     8.23     Regulation U....................................................51
     8.24     Tradename.......................................................51
     8.25     Year 2000 Compliance............................................51
     8.26     No Default......................................................51
     8.27     Full Disclosure.................................................51
     8.28     Perfection of Security Interests................................52

SECTION 9     COVENANTS.......................................................52
     9.1      Use of Proceeds.................................................52
     9.2      Books and Records...............................................52
     9.3      Items to be Furnished...........................................52
     9.4      Inspections.....................................................54


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     9.5      Taxes...........................................................54
     9.6      Payment of Obligations..........................................54
     9.7      Maintenance of Existence, Assets, and Business..................54
     9.8      Insurance.......................................................55
     9.9      Preservation and Protection of Rights...........................55
     9.10     Employee Benefit Plans..........................................55
     9.11     Environmental Laws..............................................55
     9.12     Debt and Guaranties.............................................56
     9.13     Liens...........................................................56
     9.14     Transactions with Affiliates....................................58
     9.15     Compliance with Laws and Documents..............................58
     9.16     Permitted Acquisitions, Subsidiary Guaranties,
              and Collateral Documents........................................58
     9.17     Assignment......................................................58
     9.18     Fiscal Year and Accounting Methods..............................58
     9.19     Government Regulations..........................................58
     9.20     Loans, Advances, and Investments................................58
     9.21     Distributions...................................................59
     9.22     Restrictions on Subsidiaries....................................59
     9.23     Sale of Assets..................................................59
     9.24     Sale-Leaseback Financings.......................................60
     9.25     Mergers and Dissolutions; Sale of Capital Stock.................60
     9.26     New Business....................................................60
     9.27     Affiliate Subordination Agreements..............................60
     9.28     Amendments to Documents.........................................60
     9.29     Year 2000 Compliance............................................61
     9.30     Financial Covenants.............................................61

SECTION 10    DEFAULT.........................................................62
     10.1     Payment of Obligation...........................................62
     10.2     Covenants.......................................................62
     10.3     Debtor Relief...................................................62
     10.4     Judgments and Attachments.......................................63
     10.5     Government Action...............................................63
     10.6     Misrepresentation...............................................63
     10.7     Change of Control...............................................63
     10.8     Default Under Other Debt and Agreements.........................63
     10.9     Employee Benefit Plans..........................................63
     10.10    Validity and Enforceability of Loan Documents...................63
     10.11    Environmental Liability.........................................64
     10.12    Pledged Stock; Collateral Documents.............................64
     10.13    LCs.............................................................64

SECTION 11    RIGHTS AND REMEDIES.............................................64
     11.1     Remedies Upon Default...........................................64
     11.2     Company Waivers.................................................65
     11.3     Performance by Administrative Agent.............................65
     11.4     Delegation of Duties and Rights.................................65
     11.5     Not in Control..................................................65
     11.6     Course of Dealing...............................................66


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         11.7     Cumulative Rights...........................................66
         11.8     Application of Proceeds.....................................66
         11.9     Certain Proceedings.........................................66
         11.10    Expenditures by Lenders.....................................66
         11.11    Judgment Currency...........................................66
         11.12    INDEMNIFICATION.............................................67

SECTION 12        AGREEMENT AMONG LENDERS.....................................67
         12.1     Administrative Agent........................................67
         12.2     Expenses....................................................69
         12.3     Proportionate Absorption of Losses..........................69
         12.4     Delegation of Duties; Reliance..............................69
         12.5     Limitation of Liability.....................................70
         12.6     Default; Collateral.........................................71
         12.7     Limitation of Liability.....................................72
         12.8     Relationship of Lenders.....................................72
         12.9     Benefits of Agreement.......................................72
         12.10    Obligations Several.........................................72
         12.11    Financial Hedges............................................72
         12.12    Agents......................................................73

SECTION 13        MISCELLANEOUS...............................................73
         13.1     Headings....................................................73
         13.2     Nonbusiness Days............................................73
         13.3     Notices.....................................................73
         13.4     Form and Number of Documents................................74
         13.5     Exceptions to Covenants.....................................74
         13.6     Survival....................................................74
         13.7     Governing Law...............................................74
         13.8     Invalid Provisions..........................................74
         13.9     Entirety....................................................74
         13.10    Jurisdiction; Venue; Service of Process; Jury Trial.........74
         13.11    Amendments, Consents, Conflicts, and Waivers................75
         13.12    Multiple Counterparts.......................................76
         13.13    Successors and Assigns; Assignments and Participations......76
         13.14    Discharge Only Upon Payment in Full; Reinstatement in
                  Certain Circumstances.......................................79

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                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedule 2.1       -      Lenders and Commitments
Schedule 7.1       -      Conditions Precedent to Closing
Schedule 7.2       -      Conditions Precedent to Initial Borrowing
Schedule 7.3       -      Conditions Precedent to Permitted Acquisition
Schedule 8.3       -      Subsidiaries
Schedule 8.8       -      Taxes
Schedule 8.24      -      Tradenames
Schedule 8.28      -      Jurisdictions for filing Financing Statements
Schedule 9.12      -      Existing Debt
Schedule 9.13      -      Existing Liens
Schedule 9.20      -      Existing Investments

Exhibit A-1        -      Form of Revolver Note
Exhibit A-2        -      Form of Term Loan A Note
Exhibit A-3        -      Form of Term Loan B Note
Exhibit A-4        -      Form of Swing Line Note
Exhibit B-1        -      Form of Borrowing Notice
Exhibit B-2        -      Form of Conversion Notice
Exhibit B-3        -      Form of LC Request
Exhibit C          -      Form of Guaranty
Exhibit D          -      Form of Pledge, Assignment, and Security Agreement
Exhibit E-1        -      Form of Compliance Certificate
Exhibit E-2        -      Form of Permitted Acquisition Compliance Certificate
Exhibit E-3        -      Form of Permitted Acquisition Loan Closing Certificate
Exhibit F          -      Form of Assignment and Acceptance Agreement
Exhibit G-1        -      Form of Opinion of Counsel of Borrower
Exhibit G-2        -      Form of Opinion of Local Counsel
Exhibit G-3        -      Form of Opinion of Foreign Counsel
Exhibit H          -      Form of Affiliate Subordination Agreement



d-699365.10                        (v)                 CoorsTek Credit Agreement
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


                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------

     THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT is entered into as of December 6, 1999, among COORSTEK, INC., a Delaware corporation ("Borrower"), Lenders (hereinafter defined), and BANK OF AMERICA, N.A., as Administrative Agent (hereinafter defined), for itself and the other Lenders, ABN AMRO BANK, N.V., as Documentation Agent (hereinafter defined), and the Co-Agents (hereinafter defined).

                                    RECITALS

     A. On the Closing Date, ACX Technologies, Inc. ("ACX") owns 100% of the stock of Borrower. On or prior to the Initial Borrowing Date, ACX will distribute 100% of the shares of Borrower's common stock to the shareholders of ACX in a tax-free spinoff (the "SPINOFF").

     B. In connection with the Spinoff, Borrower intends to pay $200,000,000 to ACX in the form of one or more of the following: (i) to repay indebtedness owed to ACX, (ii) to fund a Distribution to ACX, or (iii) to pay ACX for an inter-company transfer of assets.

     C. Borrower has requested that Lenders extend credit to Borrower in the form of this Revolving Credit and Term Loan Agreement (the "AGREEMENT"), providing for a revolving loan facility in the aggregate principal amount of $95,000,000, and two term loan facilities in the aggregate principal amounts of $85,000,000 and $90,000,000, to enable, among other things, the consummation of the Spinoff and the payments to ACX associated therewith.

     D. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend such credit to Borrower.

     Accordingly, in consideration of the mutual covenants contained herein, the parties hereto agree, as follows:

SECTION 1  DEFINITIONS AND TERMS.

     1.1   DEFINITIONS. As used herein:

     ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (provided that, formation or organization of any entity shall not constitute an "Acquisition" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under
Section  9.20);  or  (c)  a  merger,   consolidation,   amalgamation,  or  other
combination by any Company with another Person if a Company is the surviving entity; provided that, in any merger involving Borrower, Borrower must be the surviving entity.

     ACX means ACX Technologies, Inc., a Colorado corporation.

     ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar

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Rate Borrowing for such Interest  Period by (b) 1 minus the Reserve  Requirement for such Eurodollar Rate Borrowing for such Interest Period.

     ADMINISTRATIVE  AGENT  means  Bank  of  America,  N.A.  and  its  permitted
successors  or  assigns  as  "Administrative   Agent"  for  Lenders  under  this
Agreement.

     AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

     AGENTS means, collectively, the Administrative Agent, the Documentation Agent, and the Co-Agents.

     AGREEMENT means this Revolving Credit and Term Loan Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

     ALTERNATIVE CURRENCY means Belgian Francs, Deutsche Marks, Dutch Gilders, EMU, French Francs, Italian Lira, Japanese Yen, Pounds Sterling, Spanish Pesetas, Swiss Francs, and any other currency that Administrative Agent has notified Borrower, upon its request, that Administrative Agent and Lenders have determined to be freely transferable and convertible into Dollars, so long as
(a) such currency is dealt with in the London interbank deposit market, (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, (c) no Governmental Authority in the country of issue of such currency is required to permit use of such currency by Administrative Agent for issuing LCs or honoring drafts presented under LCs in such currency, and (d) there is no restriction or prohibition under any Law against the use of such currency for such purposes. If, after the issuance of an LC in an Alternative Currency, the Alternative Currency denominated in such LC ceases to be lawful currency freely-convertible into Dollars and is replaced by the Euro, then thereafter the Alternative Currency for purposes of such LC shall be the Euro.

     APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated on SCHEDULE 2.1 attached hereto or such other office that such Lender (or an Affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

     APPLICABLE MARGIN means either:

     (a) Solely with respect to Borrowings under the Revolver Facility and the Term Loan A Facility,

           (i) on any date of determination occurring on or prior to June 30, 2000, 0.500% for Base Rate Borrowings and 2.000% for Eurodollar Rate Borrowings; or

           (ii) on any date of determination occurring after June 30, 2000, the percentage per annum set forth in the table below for the Type of Borrowing that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to Section 9.3 hereof:

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================================================================================
                                                  APPLICABLE MARGIN
           LEVERAGE RATIO                 ======================================
                                           BASE RATE             EURODOLLAR RATE
                                           BORROWINGS               BORROWINGS
================================================================================
          Less than 2.50:1.0                     0%                   1.500%
--------------------------------------------------------------------------------
   Greater than or equal to 2.50:1.0,
        but less than 3.00:1.0               0.250%                   1.750%
--------------------------------------------------------------------------------
   Greater than or equal to 3.00:1.0,
        but less than 3.25:1.0               0.500%                   2.000%
--------------------------------------------------------------------------------
   Greater than or equal to 3.25:1.0         0.750%                   2.250%
--------------------------------------------------------------------------------

and

     (b)   Solely with respect to Borrowings under the Term Loan B Facility,

           (i) on any date of determination occurring on or prior to June 30, 2000, 1.250% for Base Rate Borrowings and 2.750% for Eurodollar Rate Borrowings; or

           (ii) on any date of determination occurring after June 30, 2000, the percentage per annum set forth in the table below for the Type of Borrowing that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to Section 9.3 hereof:

================================================================================
                                                  APPLICABLE MARGIN
           LEVERAGE RATIO                 ======================================
                                           BASE RATE             EURODOLLAR RATE
                                           BORROWINGS               BORROWINGS
================================================================================

          Less than 2.00:1.0                 1.000%                   2.500%
--------------------------------------------------------------------------------
   Greater than or equal to 2.00:1.0         1.250%                   2.750%
--------------------------------------------------------------------------------

The provisions in ITEMS (a)(ii) and (b)(ii) preceding are further subject to, the following:

           (i) With respect to any adjustments in the Applicable Margin as a result of changes in the Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and the related Compliance Certificate) pursuant to SECTIONS 9.3(a) and 9.3(b) or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be; and

           (ii) If Borrower fails to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and 9.3(b), and such failure shall not be remedied within five days after written notice thereof from Administrative Agent or any Lender, then (unless the Default Rate has been effected by Required Lenders pursuant to SECTION 3.6) the Applicable Margin shall be the maximum Applicable Margin for such Facility specified in the tables above.

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     APPLICABLE MARGIN for Commitment Fees means either:

     (a) on any date of determination occurring on or prior to the Initial Borrowing Date, 0.250%; or

     (b) on any date of determination occurring after the Initial Borrowing Date, the percentage set forth in the table below which corresponds, on any date of determination, with the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificates of Borrower most recently delivered pursuant to SECTION 9.3 hereof.

================================================================================
               LEVERAGE RATIO                   APPLICABLE MARGIN FOR
                                                   COMMITMENT FEES
================================================================================

             Less than 3.00:1.0                              0.375%
--------------------------------------------------------------------------------
      Greater than or equal to 3.00:1.0                      0.500%
--------------------------------------------------------------------------------

The provision in ITEM (b) preceding is further subject to, the following:

           (i) With respect to any adjustments in the Applicable Margin for Commitment Fees as a result of changes in the Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and the related Compliance Certificate) pursuant to SECTIONS 9.3(a) and 9.3(b) or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be; and

           (ii) If Borrower fails to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to SECTIONS 9.3(a) and 9.3(b), and such failure shall not be remedied within five days after written notice thereof from the Administrative Agent or any Lender, then the Applicable Margin for Commitment Fees shall be the maximum Applicable Margin specified in the table above.

     APPROVED FUND means, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     ARRANGER means Banc of America Securities LLC and its successors and assigns, in its capacity as sole lead arranger and book manager under the Loan Documents.

     ASSUMED TAXES means (a) with respect to any Equity Issuance, an amount equal to such incremental annual increase in franchise or other similar Taxes as Borrower estimates in good faith shall be payable as a result of such Equity Issuance, and (b) with respect to any Significant Sale, an amount equal to such percentage (as Borrower estimates in good faith to be its effective rate) of the taxable gain for federal and state income tax purposes with respect to such sale.

     AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

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     BANK OF AMERICA means Bank of America,  N.A., in its individual capacity as a Lender, and its successors and assigns.

     BASE RATE means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

     BASE RATE BORROWING means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings for the relevant Facility.

     BELGIAN FRANCS and the abbreviation Bfr mean the lawful currency of the Kingdom of Belgium.

     BORROWER means CoorsTek, Inc, a Delaware corporation, together with any successor or assign of Borrower permitted by the Loan Documents.

     BORROWING means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Documents (under the Revolver Facility, the LC Subfacility, the Swing Line Subfacility, the Term Loan A Facility, or the Term Loan B Facility), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Document.

     BORROWING DATE is defined in SECTION 2.7(a).

     BORROWING NOTICE means a request for Borrowing made pursuant to SECTION 2.7(a), substantially in the form of EXHIBIT B-1.

     BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, or Denver, Colorado, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in Dollars are conducted in the London interbank market and commercial banks are open for international business in London, England.

     CAPITAL EXPENDITURES means an expenditure for the acquisition, construction, improvement, or replacement of land, buildings, equipment, or other fixed or capital assets or leaseholds (excluding expenditures properly chargeable to repairs or maintenance) including any obligations to pay rent or other amounts under a Capital Lease; provided, however, that Capital Expenditures shall not include Permitted Acquisitions.

     CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

     CASH EQUIVALENTS means:

           (a) Readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition;


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                                                       -------------------------

           (b) Short term certificates of deposit and time deposits, which mature within one year from the date of issuance issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least "A-1" or the equivalent by S&P or at least "P-1" or the equivalent by Moody's;

           (c) Commercial paper maturing in 365 days or less from the date of issuance and rated at least "P-1" or the equivalent by Moody's or "A-1" or the equivalent by S&P;

           (d) Debt instruments of a domestic i ssuer which mature in one year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment;

           (e) Demand deposit accounts which are maintained in the ordinary course of business; and

           (f) The securities of any investment company registered under the Investment Company Act of 1940 that is a "money market fund" governed by the regulations of the Securities and Exchange Commission, which invests in any of the above or securities of companies which are rated at least "A" by S&P or "A2" by Moody's.

     CLOSING DATE means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in or required by Section 7.1 have been satisfied or waived in accordance with SECTION 13.11.

     CO-AGENTS means, collectively, Bank One, N.A., Dresdner Bank AG, New York and Grand Cayman Branches, Norwest Bank Colorado, N.A., and U.S. Bank National Association.

     CODE means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     COLLATERAL has the meaning set forth in SECTION 6.1.

     COLLATERAL DOCUMENTS means all security agreements, Pledge Agreements, financing statements, assignments of partnership interests, and Guaranties at any time delivered to Administrative Agent to create or evidence Liens securing the Obligation, together with all reaffirmations, amendments, and modifications thereof or supplements thereto.

     COMMITMENT PERCENTAGE means, at any date of determination, for any Lender with respect to a particular Facility, the proportion (stated as a percentage) that its Committed Sum for such Facility bears to the aggregate Committed Sums of all Lenders for such Facility.

     COMMITTED SUM means, for any Lender with respect to a particular Facility, at any date of determination, the amount stated beside each Lender's name under the heading for that Facility on the most-recently amended SCHEDULE 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

     COMPANIES means, at any date of determination thereof, Borrower and each of its Subsidiaries; and COMPANY means, on any date of determination, Borrower or any of its Subsidiaries.

d-699365.10                        6                   CoorsTek Credit Agreement
                                                       -------------------------

     COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT E-1.

     CONSEQUENTIAL LOSS means any amount due pursuant to SECTION 4.5.

     CONSOLIDATED NET INCOME means, for any period of determination, the net income of the Companies, determined on a consolidated basis, after Taxes, but excluding, (i) income from discontinued operations, (ii) cumulative effect of changes in accounting principles, (iii) extraordinary items, and (iv) any equity interests of the Companies in the unremitted earnings of any Person that is not a Subsidiary.

     CONSOLIDATED NET WORTH means, on any date of determination, the total shareholder's equity of the Companies as the same would appear on a consolidated balance sheet of the Companies prepared in accordance with GAAP as of such date of determination, but excluding any stock, common or preferred, not both issued and outstanding.

     CONVERSION NOTICE means a request pursuant to SECTION 3.11, substantially in the form of EXHIBIT B-2.

     CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) (i) the audited Financial Statements for the fiscal years ended December 31, 1996 (no balance sheet included), December 31, 1997, and December 31, 1998, calculated on a consolidated basis for the Companies; and (ii) the unaudited Financial Statements for the six-month period ended June 30, 1999, calculated on a consolidated basis for the Companies, together with calculations showing pro forma adjustments to such Financial Statements reflecting the Spinoff; or (b) the Financial Statements required to be delivered under SECTIONS 9.3(a) or 9.3(b), as the case may be, prepared on a consolidated basis for the Companies.

     DEBT means (without duplication), for any Person, the sum of the following:
(a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt and obligations evidenced by bonds, notes, debentures, or other similar instruments, (ii) obligations of such Person under Capital Leases, (iii) obligations of such Person under non-compete agreements, and (iv) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business not more than 90 days past due); (b) all obligations of the type referred to in CLAUSE (a) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise (each such guaranty to constitute Debt in an amount equal to the amount of such other Person's Debt so guaranteed); (c) all obligations of the type referred to in CLAUSES (a) and (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; (e) net payments under Financial Hedges; and (f) all Redeemable Preferred Stock of any Company.

     DEBT ISSUANCE means Debt of any Company issued or incurred after the Closing Date, other than Permitted Debt contemplated by SECTIONS 9.12(a) through
(h).

     DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent

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                                                       -------------------------
transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

     DECLINING B LENDER is defined in SECTION 3.3(e).

     DEFAULT is defined in SECTION 10.

     DEFAULT RATE means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus the highest Applicable Margin for Base Rate Borrowings plus 2.0% and (b) the Maximum Rate.

     DEUTSCHE MARKS and the abbreviation DM mean the lawful currency of the Federal Republic of Germany.

     DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

     DISTRIBUTION AGREEMENT means the Distribution Agreement among ACX, Borrower, and shareholders of ACX, dated as of December 1, 1999, effecting the Spinoff, together with all amendments or modifications thereto in form and terms acceptable to Administrative Agent.

     DOCUMENTATION AGENT means ABN AMRO Bank, N.V. and its permitted successors and assigns as "Documentation Agent" under this Agreement.

     DOLLAR EQUIVALENT, at any time, means (a) any amount denominated in Dollars and (b) for any amount denominated in an Alternative Currency, an amount of Dollars into which Administrative Agent determines that it could convert the relevant amount of that Alternative Currency by using the applicable-quoted-spot rate reported on the appropriate page of the Reuters Screen at 11:00 a.m. (London time) three Business Days before the day on which the calculation is made.

     DOLLARS and the symbol $ means lawful money of the United States of America.

     Domestic Subsidiary means a Subsidiary of Borrower that is organized or incorporated under the Laws of a jurisdiction of the United States.

     DUTCH GILDERS and the abbreviation Dfl means lawful currency of the Kingdom of The Netherlands.

     EBITDA means, for the Companies on a consolidated basis, as calculated at any date of determination for a specified Rolling Period, the sum (without duplication, without giving effect to any extraordinary losses or gains during such Rolling Period and adjusted as required to take into account any minority ownership interest) of (a) net income or deficit during such Rolling Period, plus (b) to the extent already deducted in computing such net income (i) income Tax expense during such Rolling Period, (ii) Interest Expense during such Rolling Period, (iii) depreciation, amortization, and other non-cash-expense items during such Rolling Period, and (iv) any losses on the sale or disposition of assets (other than in the ordinary course of business) during such Rolling Period, less (c) all other non-cash additions to income.

     ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate);
(c) an  Approved  Fund of any  Lender;  and (d) any  other  Person  approved  by

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                                                       -------------------------

Administrative Agent and, unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with, by Borrower (such approvals will not be unreasonably withheld or delayed by Borrower or Administrative Agent, and any required approval of Borrower shall be deemed given if Administrative Agent and the assigning Lender receive no objection from Borrower within seven Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower); provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee. Borrower's refusal to consent to an assignment on the basis of an increase in borrowing costs shall not be considered unreasonable.

     EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and established or maintained currently or within the past six years by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

     EMU the European economic and monetary union.

     ENVIRONMENTAL LAW means any applicable Law that relates to (a) the protection of air, groundwater, surface water, soil, or other environmental media, (b) the protection of the environment, including natural resources, (c) the regulation of any Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. ss.1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. ss.11001 et seq.), the Hazardous Materials
Transportation Act (49 U.S.C. ss.1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. ss.4321 et seq.), the Oil Pollution Act (33 U.S.C.
ss.2701  et seq.),  the  Resource  Conservation  and  Recovery   Act (42 U.S.C.
ss.6901 et seq.), the Rivers and Harbors Act (33 U.S.C. ss.401 et seq.), the Safe Drinking Water Act (42 U.S.C. ss.201 and ss.300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. ss.6901 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

     ENVIRONMENTAL LIABILITY means any obligation, liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, or expense (excluding any expense relating to compliance (but not remediation) with any Environmental Law in the ordinary course of any Company's business) of any kind to the extent that it results (a) from any violation of or any obligation or liability under any Environmental Law, (b) from the presence, Release, or threatened Release of any Hazardous Substance, or (c) from actual or threatened damages to natural resources.

     ENVIRONMENTAL PERMIT means any permit, license, or other Authorization from any Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

     EQUITY ISSUANCE means the issuance on and after the Closing Date by any Company of any shares of any class of stock, warrants, or other equity interests, other than (a) present and future shares of stock, options, or warrants issued to employees, or directors of any Company under the Borrower's stock option or other benefit or compensation plans or arrangements, or stock issued upon their exercise, (b) stock distributed in connection with the Spinoff, (c) option or warrants issued to consultants of the Companies as compensation for actual services rendered or stock issued upon their exercise,

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                                                       -------------------------
or (d) stock of Borrower issued upon the exercise of the warrants issued upon the conversion of the warrants exercisable for the purchase of 300,000 shares of common stock of ACX.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

     ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is, or has been within the past six years, a member of Borrower's controlled group or which is, or has been within the past six years, under common control with Borrower within the meaning of Section 414(b), (c), (m), or (o) of the Code.

     ERISA EVENT means any of the following: (a) the occurrence of a Reportable Event; (b) the application for a minimum funding waiver with respect to an Employee Plan, or becoming obligated to file with the PBGC a notice of failure to make a required payment with respect to any Employee Plan; (c) the provision by the administrator of any Employee Plan of a notice of intent to terminate such Employee Plan; (d) the withdrawal by any Company or ERISA Affiliate, in whole or in part, from a Multiemployer Plan; (e) the occurrence of any condition (under ERISA, the Code, or otherwise) for the imposition of a Lien in favor of the PBGC, any Employee Plan, or any Multiemployer Plan on the assets of any Company; (f) the adoption of an amendment to an Employee Plan requiring the provision of security to such Employee Plan; (g) institution by the PBGC of proceedings to terminate or impose liability in respect of (other than premiums under Section 4007 of ERISA), any Employee Plan, or the occurrence of any event or condition that constitutes grounds for termination of, or the appointment of a trustee to administer, any Employee Plan; (h) institution by the sponsor of a Multiemployer Plan of proceedings to terminate or reorganize such Multiemployer Plan, or to impose withdrawal liability on any Company or ERISA Affiliate with respect to such Multiemployer Plan; (i) the cessation of operations at a facility of any Company or any ERISA Affiliate in the circumstances described in
Section 4062(e) of ERISA; or (j) any Company or ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

     EURO means the European single or common currency issued as a result of the implementation of EMU.

     EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     EURODOLLAR RATE BORROWING means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings for the relevant Facility.

     EXHIBIT means an exhibit to this Agreement unless otherwise specified.

d-699365.10                        10                  CoorsTek Credit Agreement
                                                       -------------------------

     FACILITIES means, collectively, the Revolver Facility, the Term Loan A Facility, and the Term Loan B Facility; Facility means, any of the Revolver Facility, the Term Loan A Facility, or the Term Loan B Facility.

     FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

     FINANCIAL HEDGE means (a) a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, or (b) any other currency swap or hedging arrangement acceptable to Administrative Agent in its sole discretion, so long as any such Financial Hedge obtained by any Company satisfies the following requirements: (i) any Lender or financial institution issuing such Financial Hedge shall calculate its credit exposure in a reasonable and customary manner; (ii) all documentation for such Financial Hedge shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to any intercreditor issues; (iii) if issued by any Lender or any Affiliate of a Lender to Borrower, the credit exposure under such Financial Hedge shall be secured by Liens in and to the Collateral as evidenced by the Collateral Documents on a pari passu basis with the Liens of Administrative Agent (held for the benefit of Lenders), and such Lender or Affiliate issuing a Financial Hedge shall, by acceptance of the benefits of such Liens in the Collateral agree to the provisions of SECTION 12.11; and (iv) such Financial Hedge shall be incurred in the ordinary course of business and consistent with prior business practices of the Companies and not for speculative purposes. For the purposes of this Agreement, the amount of Debt under any Financial Hedge shall be the amount of accrued or liquidated obligations of the Companies thereunder as of the date of determination.

     FINANCIAL STATEMENTS means balance sheets, statements of operations, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets shall be in comparative form to the corresponding period of the preceding fiscal year. In addition, any annual Financial Statements must include statements of shareholders' equity prepared in accordance with GAAP, which statements of shareholders' equity shall be in comparative form to the prior fiscal year-end figures.

     FOREIGN ASSETS is defined in SECTION 6.1.

     FOREIGN SUBSIDIARY means a Subsidiary of Borrower that is organized or incorporated under the Laws of any jurisdiction other than a jurisdiction of the United States.

     FRENCH FRANCS and the abbreviation Ffr mean the lawful currency of the Republic of France.

     GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

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                                                       -------------------------

     GOVERNMENTAL AUTHORITY means any (a) local, state,  municipal,  federal, or
foreign  judicial,  executive,  or  legislative  instrumentality,   (b)  private
arbitration board or panel, or (c) central bank.

     GUARANTOR means any Person, including, but not limited to, any Domestic Subsidiary of Borrower, who undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

     GUARANTY means (a) a Guaranty in substantially the form and upon the terms of EXHIBIT C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

     HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

     INITIAL BORROWING DATE means the date upon which the funding of the initial Borrowing hereunder occurs and all conditions precedent specified in Section 7.2 have been satisfied or waived in accordance with Section 13.11.

     INTEREST EXPENSE means, for any period of calculation thereof, for any Person, the aggregate amount of all interest (including commitment fees) on all Debt of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations; the amortization of any original issue discount on any Debt; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers' acceptance financing; net costs associated with Financial Hedges; and the interest component of any Debt that is guaranteed or secured by such Person), and all cash premiums or penalties for the repayments, redemption, or repurchase of Debt.

     INTEREST PERIOD is determined in accordance with SECTION 3.10.

     INVESTMENTS is defined in SECTION 9.20.

     ITALIAN LIRA and the symbol Lit mean lawful currency of the Republic of Italy.

     JAPANESE YEN and the symbol (Y) mean lawful currency of Japan.

     JOINT DEFENSE AGREEMENT means any joint defense agreement among ACX and Borrower entered into pursuant to the terms of the Distribution Agreement, in form and terms reasonably acceptable to Administrative Agent, together with all amendments or modifications thereto in form and terms acceptable to Administrative Agent.

     JUDGMENT CURRENCY is defined in SECTION 11.11.

     LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, and decrees of any Governmental Authority.

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                                                       -------------------------

     LC means any standby letter of credit issued hereunder by Administrative Agent pursuant to an LC Agreement.

     LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for the issuance of an LC for the account of Borrower; provided that this Agreement shall control any conflict between this Agreement and any such LC Agreement.

     LC EXPOSURE means, at any time and without duplication, the sum of the Dollar-Equivalent of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any LC.

     LC REQUEST means a request pursuant to SECTION 2.4(a), substantially in the form of EXHIBIT B-3.

     LC SUBFACILITY means a subfacility of the Revolver Facility for the issuance of LCs as described in and subject to the limitations of Section 2.4, under which the LC Exposure may never (a) collectively exceed the Dollar-Equivalent of $15,000,000 and (b) together with the Revolver Principal Debt may never exceed the Revolver Commitment.

     LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with SECTION 13.13(b)), and subject to the terms and conditions of this Agreement, and their respective permitted successors and assigns (but not any Participant who is not otherwise a party to this Agreement); provided that, solely for purposes of any Collateral Document and SECTION 12, SECTION 3.12, SECTION 3.13, and SECTION 3.14, "LENDERS" shall also include any Lender or Affiliate of a Lender who is party to a Financial Hedge with Borrower and their respective successors and assigns (for purposes hereof, each Lender shall be deemed to have entered into this Agreement for and on behalf of any Affiliate now or hereafter party to a Financial Hedge with Borrower).

     LEVERAGE RATIO means, on any date of determination, the ratio of (i) the Total Debt on such date to (ii) EBITDA calculated for the Rolling Period then most-recently ended. For purposes of calculating the Leverage Ratio, EBITDA for any Company, as the case may be, shall be calculated after giving effect to Acquisitions and divestitures of Persons (to the extent permitted by the Loan Documents) during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative. Calculations of EBITDA for Leverage Ratio purposes shall exclude any increase in EBITDA which would be the result of any expense Borrower projects to be eliminated by any proposed Acquisition (but not any expense which is actually eliminated).

     LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or agreed arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     LITIGATION means any action by or before any Governmental Authority.

     LOAN DOCUMENTS means (a) this Agreement, the Notes, the Collateral Documents, LCs, and LC Agreements, (b) all agreements, documents, or instruments in favor of Agents or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation on and after the Closing Date, including, without limitation, all documents delivered

d-699365.10                        13                  CoorsTek Credit Agreement
                                                       -------------------------
pursuant to SECTION 7.2 on or prior to the Initial Borrowing Date and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

     LOAN PARTIES means, on any date of determination, Borrower and all Guarantors.

     MATERIAL ADVERSE EVENT means any one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of the Companies (taken as a whole) to perform any payment or other material obligations under the Loan Documents or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective material Rights under the Loan Documents,
(b) material and adverse effect on the business, properties, liabilities (actual or contingent), condition (financial or otherwise), prospects, or results of operations of the Companies (taken as a whole), or (c) Default or Potential Default.

     MATERIAL AGREEMENT means any material written or oral agreement, contract, commitment, or understanding to which any Company is a party, by which such Company is directly or indirectly bound, or to which any assets of such Company may be subject (excluding purchase orders for material and inventory in the ordinary course of business), which involves revenue payable to any Company in excess of $25,000,000 in the aggregate during any 12-month period, or financial obligations of any Company in excess of $10,000,000 in the aggregate during any 12-month period, and which is not cancellable by such Company upon 30 days or less notice without liability for further payment (other than nominal penalties).

     MATERIAL FOREIGN SUBSIDIARY means, on any date of determination, based on the most-recently delivered consolidated Financial Statements of the Companies for the four-fiscal quarter period then-ended, any Foreign Subsidiary with revenues greater than or equal to 5% of the total revenues of the Companies.

     MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

     MOODY'S means Moody's Investors Service, Inc. or any successor thereto.

     MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company or any ERISA Affiliate is making, has made, is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

     NET CASH PROCEEDS means (a) with respect to any Significant Sale, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, but only as and when received) received, on or after the date of consummation of such sale, by any Company from such sale, after (i) deduction of Assumed Taxes, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such sale (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such sale), (iii) deduction of appropriate amounts to be provided by Borrower or any Company as a reserve, in accordance with GAAP, against any liabilities retained by any Company after such sale, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such sale, and (iv) deduction for the amount of any Debt (other than the Obligation) secured by the respective asset or assets being sold, which Debt is required to be repaid as a result of such sale; (b) with respect to any Debt Issuance, cash (freely convertible into Dollars) received, on or after the date of such Debt

d-699365.10                        14                  CoorsTek Credit Agreement
                                                       -------------------------

Issuance, by any Company from such Debt Issuance, after (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such Debt Issuance,
(ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by any Company in connection with such Debt, and (iii) deductions for the amount of any other Debt (other than the Obligation) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Debt; and (c) with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by the Borrower from such Equity Issuance, net of usual and customary transaction costs and expenses associated with such Equity Issuance and Assumed Taxes.

     NOTES means, at the time of any determination thereof, all outstanding and unpaid Revolver Notes, Term Loan A Notes, Term Loan B Notes, and the Swing Line Note.

     OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Company arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents; provided that, all references to the "Obligation" in the Collateral Documents and in SECTIONS 3.12, 3.13 and 3.14, shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising from, by virtue of, or pursuant to any Financial Hedge entered into by any Company.

     ORIGINAL CURRENCY is defined in SECTION 11.11.

     OSHA means the Occupational Safety and Health Act of 1970, 29 U.S.C. ss.671 et seq.

     PARTICIPANT is defined in SECTION 13.13(e).

     PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

     PERMITTED ACQUISITION means:

           (a) Acquisitions by any Company of businesses which are engaged in the same or related line of business as Borrower and its Subsidiaries, with respect to which each of the following requirements shall have been satisfied:

                   (i) the Purchase Price of all Permitted Acquisitions consummated in any calendar year may not exceed $60,000,000 in the aggregate nor may the portion of the Purchase Price for all Permitted Acquisitions consummated in any calendar year attributable to goodwill exceed the lesser of 50% of the Purchase Price or $20,000,000 in the aggregate;

                   (ii) as of the closing of any Acquisition, the Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired;


d-699365.10                        15                  CoorsTek Credit Agreement
                                                       -------------------------

                   (iii) not less than 10 Business Days prior to the closing of any Acquisition, Borrower shall have delivered to Administrative Agent a Permitted Acquisition Compliance Certificate (A) certifying compliance with the terms and conditions of the Loan Documents, after giving effect to the Acquisition and (B) for any Acquisition with a Purchase Price of $10,000,000 or more, including (1) pro forma income and balance sheet projections for the Companies (after giving effect to the Acquisition), and (2) five year cash flow projections for the Acquisition demonstrating compliance with the Companies' applicable financial covenants and debt amortization schedules;

                   (iv) prior to consummation of any Acquisition, Borrower shall have satisfied the conditions precedent set forth in SECTION 7.3;

                   (v) as of the closing of any Acquisition, after giving effect to such Acquisition, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

                   (vi) as of the closing of any Acquisition, no Default or Potential Default shall exist or occur as a result of, and after giving effect to, such Acquisition; and

                   (vii) as of the closing of any Acquisition, (A) if such Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then a Domestic Subsidiary that is or becomes a Loan Party) must be the surviving entity after giving effect to such merger; and (B) if such Acquisition is structured as a stock/equity acquisition, the acquiring Company shall own not less than a 100% interest in the entity being acquired and such acquired entity shall be a Domestic Subsidiary that becomes a Loan Party;

           (b) Acquisitions among Companies to the extent permitted by and in accordance with SECTION 9.25; or

           (c) Any other Acquisition for which the prior written consent of Required Lenders has been obtained.

     PERMITTED ACQUISITION COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of Exhibit E-2.

     PERMITTED ACQUISITION LOAN CLOSING CERTIFICATE means a certificate signed by a Responsible Officer of Borrower, substantially in the form of EXHIBIT E-3.

     PERMITTED DEBT means Debt permitted under SECTION 9.12 as described in such Section.

     PERMITTED LIENS means Liens permitted under Section 9.13 as described in such Section.

     PERSON means any individual, entity, or Governmental Authority.

     PLEDGE AGREEMENT means (a) a Pledge, Assignment, and Security Agreement in substantially the form and upon the terms of EXHIBIT D, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Pledge Agreement made in accordance with the Loan Documents.

d-699365.10                        16                  CoorsTek Credit Agreement
                                                       -------------------------

     POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

     POUNDS STERLING and the symbol (pound) means the lawful currency of the United Kingdom.

     PRIME RATE means the per annum rate of interest established from time to time by Bank of America, N.A., as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America, N.A. to its customers.

     PRINCIPAL DEBT means, at the time of any determination thereof, the sum of the Revolver Principal Debt, the Term Loan A Principal Debt, and the Term Loan B Principal Debt.

     PRO RATA or PRO RATA PART, for each Lender, means on any date of determination (a) for purposes of sharing any amount or fee payable to any Lender in respect of a Facility or Subfacility, the proportion which the portion of the Principal Debt for the applicable Facility or Subfacility owed to such Lender (whether held directly or through a participation in respect of the LC Subfacility or Swing Line Subfacility and determined after giving effect thereto) bears to the Principal Debt under the applicable Facility or Subfacility owed to all Lenders at the time in question, and (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sums then in effect under the Facilities bears to the Total Commitment then in effect.

     PURCHASE PRICE means, with respect to any Acquisition, all direct, indirect, and deferred cash payments made to or for the benefit of the Person being acquired (or whose assets are being acquired), its shareholders, officers, directors, employees, or Affiliates in connection with such Acquisition, including, without limitation, the amount of any Debt being assumed in connection with such Acquisition (subject to the limitations on Permitted Debt hereunder), seller financing, and payments under non-competition or consulting agreements entered into in connection with such Acquisition and similar agreements (but expressly excluding any non-cash consideration and the value of any stock, options, or warrants or other Rights to acquire stock issued as part of the consideration in such transaction); provided that, for the purposes hereof, non-competition agreements and consulting agreements shall be valued at their present value discounted over the term of such agreement at the Base Rate in effect at the time of the Acquisition.

     REDEEMABLE PREFERRED STOCK of any Person means any preferred stock issued by such Person which is at any time prior to the payment in full of the Obligation is (i) mandatorily redeemable (by sinking fund or similar payments or otherwise), (ii) redeemable at the option of the holder thereof, or (iii) convertible into Debt.

     REGISTER is defined in SECTION 13.13(c).

     REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

     REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

     RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

d-699365.10                        17                  CoorsTek Credit Agreement
                                                       -------------------------

     REPORTABLE EVENT shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in sections 4043.21, 4043.24, and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

     REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

     REQUIRED LENDERS means (a) on any date of determination prior to the Termination Date for the Revolver Facility, those Lenders holding 50.1% or more of the sum of (i) the Revolver Commitment plus (ii) the Term Loan A Principal Debt plus (iii) the Term Loan B Principal Debt; and (b) on any date of determination on or after the Termination Date for the Revolver Facility, those Lenders holding 50.1% or more of the Principal Debt.

     RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required by any Governmental Authority to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, controller, senior vice president, treasurer, or assistant treasurer of Borrower, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is acceptable to Administrative Agent.

     REVOLVER COMMITMENT means an amount (subject to reduction or cancellation as herein provided) equal to $95,000,000.

     REVOLVER COMMITMENT USAGE means, at the time of any determination thereof, (without duplication) the sum of (i) the aggregate Revolver Principal Debt (including the Swing Line Principal Debt) plus (ii) LC Exposure.

     REVOLVER FACILITY means the credit facility as described in and subject to the limitations set forth in Section 2.1 hereof, including the LC Subfacility and the Swing Line Subfacility.

     REVOLVER LENDERS means, on any date of determination, any Lender that has a Committed Sum under the Revolver Facility.

     REVOLVER NOTE means a promissory note substantially in the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

     REVOLVER PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility, together with the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any LC.


d-699365.10                        18                  CoorsTek Credit Agreement
                                                       -------------------------

     RIGHTS means rights, remedies, powers, privileges, and benefits.

     ROLLING PERIOD means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

     S&P means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or any successor thereto.

     SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

     SIGNIFICANT SALE means any sale, lease, transfer, or other disposition of any property or assets (tangible or intangible, including the stock of any Company) by any Company to any other Person (other than any sale, lease, transfer, or other disposition contemplated by SECTIONS 9.23(a) through (e)) with respect to which the Net Cash Proceeds received by the Companies for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year) equals or exceeds $10,000,000.

     SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

     SPANISH PESETAS and the abbreviation Ptas mean lawful currency of the Kingdom of Spain.

     SPINOFF means the planned pro rata Distribution to the shareholders of ACX of all outstanding shares of Borrower.

     SPINOFF DOCUMENTS means the Distribution Agreement effecting the Spinoff, the Transition Services Agreement, the Tax Sharing Agreement, the Joint Defense Agreement, and all other documents or instruments executed pursuant thereto or in connection therewith, together with all amendments, modifications, supplements, or restatements thereof each of which is in form and upon terms satisfactory to Administrative Agent.

     SUBFACILITIES means, collectively, the LC Subfacility and the Swing Line Subfacility; SUBFACILITY means, any of the LC Subfacility or the Swing Line Subfacility.

     SUBSIDIARY of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the general partner or own more than 50% of the issued and outstanding partnership interests.

     SUBSIDIARY MERGER means the merger of the existing Domestic Subsidiaries of Borrower with and into Borrower on terms satisfactory to Administrative Agent.

     SWING LINE BORROWING means any Borrowing under the Swing Line Subfacility.

     SWING LINE COMMITMENT means an amount (subject to availability, reduction, or cancellation as herein provided) equal to $10,000,000.

d-699365.10                        19                  CoorsTek Credit Agreement
                                                       -------------------------

     SWING LINE LENDER means Bank of America, N.A. and its successors as "Swing Line Lender" under this Agreement.

     SWING LINE NOTE means a promissory note in substantially the form of EXHIBIT A-4, and all renewals and extensions of all or any part thereof.

     SWING LINE PRINCIPAL DEBT means, on any date of determination, that portion of the Revolver Principal Debt outstanding under the Swing Line Subfacility.

     SWING LINE SUBFACILITY means the subfacility under the Revolver Facility described in, and subject to the limitations of, SECTION 2.5.

     SWISS FRANC and the abbreviation Sfr mean lawful currency of Switzerland.

     TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

     TAX SHARING AGREEMENT means the Tax Sharing Agreement between ACX and Borrower, dated as of December 1,1999, together with all amendments or modifications thereto in form and terms acceptable to Administrative Agent

     TAX RULING is defined in SECTION 8.21.

     TERMINATION DATE means (a) for purposes of the Revolver Facility, the earlier of (x) December 6, 2004, and (y) the effective date of any other termination, cancellation, or acceleration of all commitments to lend under the Revolver Facility; (b) for purposes of the Term Loan A Facility, the earlier of
(x) December 6, 2004, and (y) the effective date of any other termination, cancellation, or acceleration of the Term Loan A Facility; and (c) for purposes of the Term Loan B Facility, the earlier of (x) December 6, 2006, and (y) the effective date of any other termination, cancellation, or acceleration of the Term Loan B Facility.

     TERM LOAN A FACILITY means the credit facility as described in and subject to the limitations set forth in Section 2.2 hereof.

     TERM  LOAN  A  COMMITMENT   means  an  amount   (subject  to  reduction  or
cancellation as herein provided) equal to $85,000,000.

     TERM LOAN A LENDERS means, on any date of determination, any Lender that has a Committed Sum under the Term Loan A Facility.

     TERM LOAN A NOTE means a promissory note substantially in the form of EXHIBIT A-2, and all renewals and extensions of all or any part thereof.

     TERM LOAN A PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan A Facility.

     TERM  LOAN  B  COMMITMENT   means  an  amount   (subject  to  reduction  or
cancellation as herein provided) equal to $90,000,000.

d-699365.10                        20                  CoorsTek Credit Agreement
                                                       -------------------------

     TERM LOAN B FACILITY means the credit facility as described in and subject to the limitations set forth in Section 2.3 hereof.

     TERM LOAN B LENDERS means, on any date of determination, any Lender that has a Committed Sum under the Term Loan B Facility.

     TERM LOAN B NOTE means a promissory note substantially in the form of EXHIBIT A-3, and all renewals and extensions of all or any part thereof.

     TERM LOAN B PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan B Facility.

     TOTAL ASSETS means, on any date of determination, the total assets of the Companies, as reflected on the most recently-delivered consolidated Financial Statements of the Companies.

     TOTAL COMMITMENT means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders in respect of the Revolver Facility, the Term Loan A Facility, and the Term Loan B Facility (as any of the same may have been reduced or canceled as provided in the Loan Documents).

     TOTAL DEBT means, on any date of determination, the Debt of the Companies determined on a consolidated basis, excluding the following: (a) obligations of any Company under non-compete agreements, (b) the undrawn amounts under any issued and outstanding letters of credit or banker's acceptances issued for the account of any Company, (c) net payments under Financial Hedges, (d) any Debt described in CLAUSES (c) and (f) of the definition of "Debt" set forth in this
SECTION 1.1, and (e)  guaranties by any Company of any Debt described in CLAUSES
(a) - (d) hereof.

     TRANSITION SERVICES AGREEMENT means the Transition Services Agreement between ACX and Borrower dated as of December 1, 1999, together with all amendments or modifications thereto in form and terms acceptable to Administrative Agent.

     TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

     UCC means the Uniform Commercial Code enacted in the State of New York or other applicable jurisdiction, as amended at the time in question.

     VOTING STOCK means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

     YEAR 2000 COMPLIANT has the meaning given such term in SECTION 8.25.

     YEAR 2000 PLAN has the meaning given such term in SECTION 8.25.

     1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender,

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

(b)  heading  and  caption  references  may  not be  construed  in  interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

     1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than sixty (60) days after the end of the calendar quarter during which such change in GAAP becomes effective, request renegotiation of the financial covenants affected by such change. If the Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2  BORROWING PROVISIONS.

     2.1 REVOLVER FACILITY. Each Revolver Lender severally, but not jointly, agrees to lend to Borrower such Revolver Lender's Commitment Percentage of one or more Borrowings under the Revolver Facility not to exceed such Revolver Lender's Committed Sum under the Revolver Facility, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, (a) each such Borrowing must occur on a Business Day on and after the Initial Borrowing Date and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (b) each such Borrowing shall be in an amount not less than $2,000,000 or a greater integral multiple of $1,000,000 if a Eurodollar Rate Borrowing, or $500,000 or a greater integral multiple of $100,000 if a Base Rate Borrowing or Swing Line Borrowing, and (c) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment.

     2.2 TERM LOAN A FACILITY. Each Term Loan A Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Initial Borrowing Date such Term Loan A Lender's Commitment Percentage of the Term Loan A Commitment. If all or any portion of the Term Loan A Principal Debt is paid or prepaid, then the amount so repaid may not be reborrowed.

     2.3 TERM LOAN B FACILITY. Each Term Loan B Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Initial Borrowing Date such Term Loan B Lender's Commitment Percentage of the Term Loan B Commitment. If all or any portion of the Term Loan B Principal Debt is paid or prepaid, then the amount so repaid may not be reborrowed.


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

     2.4   LC SUBFACILITY.

           (a) CONDITIONS. Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs (denominated in Dollars or, upon Borrower's request and subject to this
     SECTION 2.4, in an Alternative Currency) upon Borrower's application therefor by delivering to Administrative Agent a properly completed LC Request and an LC Agreement, both of which must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time three Business Days before the Business Day on which the requested LC is to be issued, so long as (i) on any date of determination and after giving effect to any LC to be issued on such date, the Dollar Equivalent of the Revolver Commitment Usage shall never exceed the Revolver Commitment then in effect,
     (ii) on any date of determination and after giving effect to any LC to be issued on such date, the Dollar Equivalent of the LC Exposure shall never exceed $15,000,000 (as such commitment under the LC Subfacility may be reduced or canceled as herein provided), (iii) at the time of issuance of such LC, no Default or Potential Default shall exist, and (iv) each LC must expire no later than the earlier of the 30th day prior to the Termination Date for the Revolver Facility or one year from its issuance; provided that, any LC may provide for automatic renewal for successive twelve month periods (but no renewal period may extend beyond the 30th day prior to the Termination Date for the Revolver Facility) unless Administrative Agent has given prior notice to the applicable beneficiary of its election not to extend such LC.

           (b) PARTICIPATIONS. Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Revolver Lender, and each other such Revolver Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) in the Dollar Equivalent of such LC, the LC Agreement related thereto, and all Rights of Administrative Agent in respect thereof (other than Rights to receive certain fees provided for in SECTION 5.4(b)).

           (c) REIMBURSEMENT OBLIGATION. To induce Administrative Agent to issue and maintain LCs and to induce Revolver Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Administrative Agent (i) no later than one Business Day after the date on which any draft is presented under any LC, the Dollar-Equivalent of the amount of any draft paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 5) which Administrative Agent customarily charges for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit. If Borrower has not reimbursed Administrative Agent for any draft paid or to be paid within one Business Day after such draft is presented under any LC, Administrative Agent is hereby irrevocably authorized to fund the Dollar Equivalent of such reimbursement obligations as a Base Rate Borrowing (denominated in Dollars) under the Revolver Facility to the extent of availability and if the conditions precedent in this Agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to Administrative Agent's knowledge, been satisfied. The proceeds of such Borrowing shall be advanced directly to Administrative Agent in payment of Borrower's unpaid reimbursement obligations. If for any reason, funds cannot be advanced under the Revolver Facility, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this SECTION 2.4(c) are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person. From the date that Administrative Agent pays a draft under an LC until the related reimbursement obligation of Borrower is paid or funded by

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

     proceeds of a Borrowing, the Dollar Equivalent of unpaid reimbursement obligations shall accrue interest at the Default Rate, which accrued interest shall be payable on demand.

           (d) GENERAL. Administrative Agent shall promptly notify Borrower of the date and the Dollar Equivalent of the amount of any draft presented for honor under any LC (but failure to give any such notice shall not affect Borrower's obligations under this Agreement). Administrative Agent shall pay the Dollar Equivalent of the requested amount upon presentment of a draft for honor unless such presentment on its face does not comply with the terms of the applicable LC. When making payment, Administrative Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) the obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). Borrower's reimbursement obligations to Administrative Agent and Revolver Lenders, and each Revolver Lender's obligations to Administrative Agent, under this SECTION 2.4 are absolute and unconditional irrespective of, and Administrative Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements which appear appropriate on their face (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other Rights against Administrative Agent, any Revolver Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this SECTION 2.4 constitutes a waiver of the Rights of Borrower or any Revolver Lender to assert any claim or defense based upon the gross negligence or willful misconduct of Administrative Agent. To the extent any Revolver Lender has funded its ratable share of any draft under an LC, then Administrative Agent shall promptly distribute reimbursement payments received from Borrower to such Revolver Lender according to its ratable share. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Revolver Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Revolver Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Revolver Lender's ratable portion of the Dollar Equivalent of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

           (e)     OBLIGATION  OF LENDERS.   If Borrower   fails  to   reimburse
     Administrative Agent as provided in SECTION 2.4(c) and funds cannot be advanced under the Revolver Facility to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Revolver Lender of Borrower's failure, of the date and the Dollar Equivalent of the amount of the draft paid, and of such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) thereof. Each Revolver Lender shall promptly and unconditionally fund its participation interest in such unreimbursed draft by making available to Administrative Agent in Dollars in immediately available funds such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) of the Dollar Equivalent of the unreimbursed draft. Funds are due and payable to Administrative Agent on or before the close of business on the Business Day when Administrative Agent gives notice to each Revolver Lender of Borrower's reimbursement failure (if given prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All amounts payable by any Revolver Lender shall accrue interest at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date the amount is paid by the Revolver Lender to Administrative Agent.

           (f) DUTIES OF ADMINISTRATIVE AGENT AS ISSUING LENDER. Administrative Agent agrees with each Revolver Lender that it will exercise and give the same care and attention to each LC as it gives to its other


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

     letters of credit. Administrative Agent's sole liability to each Revolver Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Revolver Lender who has acquired a participating interest therein such Revolver Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to SECTION 2.4(d). Each Revolver Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (other than any documents required by the respective
     LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering any such document. Administrative Agent, Revolver Lenders, and their respective Representatives shall not be liable to any other Lender or any Company for any LCs use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives under or in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with such Laws as Administrative Agent or any of its Representatives may deem applicable and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon the Companies and Lenders and shall not place Administrative Agent or any of its Representatives under any resulting liability to any Company or any Lender.

           (g) CASH COLLATERAL. On the Termination Date for the Revolver Facility, or upon any demand by Administrative Agent upon the occurrence and during the continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of Revolver Lenders, and does hereby grant and convey to, and create in favor of Administrative Agent, for the benefit of Revolver Lenders, a first priority Lien in, (i) cash collateral in Dollars in an amount equal to 110% of the Dollar Equivalent of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 110% of the Dollar Equivalent of the LC Exposure. On any date prior to the Termination Date for the Revolver Facility that the LC Exposure exceeds the then-effective commitment under the LC Subfacility, Borrower shall provide to Administrative Agent, for the benefit of Revolver Lenders, (i) cash collateral in Dollars in an amount equal to 110% of the amount by which the Dollar Equivalent of the LC Exposure existing on such date exceeds the then-effective commitment under the LC Subfacility, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 110% of the amount by which the Dollar Equivalent of the LC Exposure exceeds the then-effective commitment under the LC Subfacility. Any cash collateral deposited under this CLAUSE (g), and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than 90 days from the date of investment.

           (h) INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST THE DOLLAR EQUIVALENT OF ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT, LENDERS, OR THEIR RESPECTIVE REPRESENTATIVES), AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), WHICH ADMINISTRATIVE AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF
     (A) THE ISSUANCE OF ANY LC, (B) ANY DISPUTE ABOUT AN LC, OR (C) THE FAILURE

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

     OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY PROVISIONS SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

           (i) LC AGREEMENTS. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

     2.5   SWING LINE SUBFACILITY.

           (a) For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, Swing Line Lender, solely for its own account, agrees to make any requested Borrowing of $500,000 or a greater integral multiple of $100,000, subject to those terms and conditions applicable to Borrowings set forth in SECTION 7.4(b), (c),
     (d), (e), and (f), directly to Borrower as a Swing Line Borrowing without requiring any other Lender to fund its Pro Rata Part thereof unless and until SECTION 2.5(b) is applicable; provided that: (i) each Swing Line Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (ii) the aggregate Swing Line Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment; (iii) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment; (iv) the Swing Line Principal Debt outstanding on any date of determination shall not exceed the Revolver Commitment then in effect; (v) at the time of such Swing Line Borrowing, no Default or Potential Default shall have occurred and be continuing; (vi) each Swing Line Borrowing shall bear interest at a rate per annum equal to a rate mutually agreed upon by Borrower and Swing Line Lender or, if no such rate is mutually agreed upon, the Base Rate plus the Applicable Margin for Base Rate Borrowings for the Revolver Facility; provided that at any time after Revolver Lenders are deemed to have purchased, pursuant to SECTION 2.5(b), a participation in any Swing Line Borrowing, such Borrowing shall bear interest at the Default Rate; and (vii) no additional Swing Line Borrowing shall be made at any time after any Revolver Lender has refused, notwithstanding the requirements of SECTION 2.5(b), to purchase a participation in any Swing Line Borrowing as provided in such Section, and until such purchase shall occur or until the Swing Line Borrowing has been repaid. Each Borrowing under the Swing Line Subfacility shall be available and may be prepaid on same day telephonic notice from Borrower to Swing Line Lender, so long as such notice is received by Swing Line Lender prior to 1:00 p.m., Dallas, Texas time. Accrued interest on Swing Line Borrowings shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date for the Revolver Facility.

           (b) Borrowings under the Swing Line Subfacility shall be due no later than seven days after such Swing Line Borrowing is made. If Borrower fails to repay any Swing Line Borrowing as provided herein, and funds cannot be or are not advanced under the Revolver Facility to satisfy the obligations under the Swing Line Subfacility, Administrative Agent shall timely notify each Revolver Lender of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon, Dallas, Texas time on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Revolver Lender shall be deemed to have irrevocably and unconditionally purchased and received

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                                                       -------------------------
     from Swing Line Lender an undivided interest and participation in such Swing Line Borrowing to the extent of such Revolver Lender's Pro Rata Part (with respect to the Revolver Facility) thereof, and each Revolver Lender shall make available to Swing Line Lender in immediately available funds such Revolver Lender's Pro Rata Part (with respect to the Revolver Facility) of the unpaid amount of such Swing Line Borrowing. All such amounts payable by any Revolver Lender shall include interest thereon from the date on which such payment is payable by such Revolver Lender to, but not including, the date such amount is paid by such Revolver Lender to Administrative Agent, at the Federal Funds Rate. If such Revolver Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Revolver Lender makes the required payment, Swing Line Lender shall be deemed to continue to have outstanding a Swing Line Borrowing in the amount of such unpaid obligation. Each payment by Borrower of all or any part of any Swing Line Borrowing shall be paid to Administrative Agent for the ratable benefit of Swing Line Lender and those Revolver Lenders who have funded their participations in such Swing Line Principal Debt under this SECTION 2.5(b); provided that, with respect to any such participation, all interest accruing on the Swing Line Principal Debt to which such participation relates prior to the date of funding such participation shall be payable solely to Swing Line Lender for its own account. In the event that any payment received by the Swing Line Lender is required to be returned, each Revolver Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

           (c) Notwithstanding anything to the contrary in this Agreement, each Revolver Lender's obligation to fund the Borrowings and to purchase and fund participating interests pursuant to SECTION 2.5(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other right which such Revolver Lender or Borrower may have against the Swing Line Lender, Borrower, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Potential Default or a Default or the failure to satisfy any of the conditions specified in
     SECTION 7; (iii) any adverse change in the condition (financial or otherwise) of any Company; (iv) any breach of this Agreement by Borrower, any Guarantor, or any Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

     2.6   TERMINATIONS OR REDUCTIONS OF COMMITMENTS.

           (a) VOLUNTARY COMMITMENT REDUCTIONS. Without premium or penalty, and upon giving not less than three Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Revolver Commitment, the Swing Line Commitment, or the LC Subfacility commitment; provided that: (i) each partial termination of the Revolver Commitment shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; each partial termination of the Swing Line Subfacility or the LC Subfacility shall be in an amount of not less than $500,000 or a greater integral multiple of $250,000; and (ii) on any date of determination, the amount of the Revolver Commitment may not be reduced below the Revolver Commitment Usage; the Swing Line Commitment may not be reduced below the Swing Line Principal Debt; and the commitment under the LC Subfacility shall not be reduced below the LC Exposure. At the time of any Revolver Commitment termination, Borrower shall pay to Administrative Agent, for the account of each Revolver Lender, as applicable, any amounts that may then be due under
     SECTION 3.3(c), all accrued and unpaid fees then due and payable under this Agreement, the interest attributable to the amount of that reduction, and any related Consequential Loss. Any part of the Revolver Commitment that is terminated may not be reinstated.

d-699365.10                        27                  CoorsTek Credit Agreement
                                                       -------------------------

           (b) MANDATORY COMMITMENT REDUCTION. As of the date of any principal payment or prepayment of any Term Loan A Principal Debt or Term Loan B Principal Debt, the Term Loan A Commitment or the Term Loan B
     Commitment (as the case may be) shall be reduced by the amount of the respective principal payment or prepayment, and each Term Loan A Lender's Committed Sum under the Term Loan A Facility or each Term Loan B Lender's Committed Sum under the Term Loan B Facility (as the case may be) shall be ratably reduced by the amount of each such principal payment or prepayment.

           (c) ADDITIONAL REDUCTIONS. The Swing Line Commitment and the commitment under the LC Subfacility shall each be reduced from time to time on the date of any mandatory or voluntary reduction of the Revolver Commitment by the amount, if any, by which each such Subfacility commitment exceeds the Revolver Commitment after giving effect to such reduction of the Revolver Commitment.

           (d) RATABLE ALLOCATION OF REVOLVER COMMITMENT REDUCTIONS. Each reduction of the Revolver Commitment under this SECTION 2.6 shall be allocated among the Revolver Lenders in accordance with their respective Commitment Percentages under the Revolver Facility.

     2.7   BORROWING  PROCEDURE.    The   following   procedures  apply  to  all
     Borrowings  (other than Swing Line  Borrowings and  Borrowings  pursuant to
     SECTION 2.4(c)):

           (a) BORROWING REQUEST. Borrower may request a Borrowing by making or delivering a Borrowing Notice (that may be telephonic if confirmed in writing within two Business Days) to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which Borrowing Notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Facility or Facilities under which such Borrowing is being made, (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and (iv) must be received by Administrative Agent no later than 11:00 a.m. Dallas, Texas time on either the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or the same Business Day for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Borrowing Notice.

           (b) FUNDING. Each Lender shall remit its Commitment Percentage for the relevant Facility of each requested Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas, Texas time on the applicable Borrowing Date. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by the requisite Lenders under SECTION 13.11) make such funds available to Borrower by (at Borrower's option) (i) wiring the funds to or for the account of Borrower or (ii) depositing the funds in Borrower's account with Administrative Agent.

           (c) FUNDING ASSUMED. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender, together with interest commencing to accrue on the Borrowing Date and ending on (but

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                                                       -------------------------
     excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal-Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by SECTION 2.7(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

SECTION 3  TERMS OF PAYMENT.

     3.1   LOAN ACCOUNTS, NOTES, AND PAYMENTS.

           (a) LOAN ACCOUNTS; NOTELESS TRANSACTION. The Principal Debt owed to each Lender shall be evidenced by one or more Loan Accounts or records maintained by such Lender in the ordinary course of business. The Loan Accounts or records maintained by the Administrative Agent (including, without limitation, the Register) and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by Borrower from each Lender under this Agreement (and the Facilities and Subfacilities thereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Documents to pay any amount owing with respect to the Obligation.

           (b) NOTES. Upon the request of any Lender, made through the Administrative Agent, the Principal Debt owed to such Lender may be evidenced by one or more of the following Notes (as the case may be): (i) a Revolver Note (with respect to Revolver Principal Debt other than under the Swing Line Subfacility); (ii) a Swing Line Note (with respect to Revolver Principal Debt arising under the Swing Line Subfacility); (iii) a Term Loan A Note (with respect to Term Loan A Principal Debt); and (iv) a Term Loan B Note (with respect to the Term Loan B Principal Debt).

           (c) PAYMENT. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due, without setoff, deduction, or counterclaim. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment is received by Administrative Agent prior to 12:00 noon, Dallas, Texas time, and otherwise before 12:00 noon Dallas, Texas time on the Business Day next following.

           (d) PAYMENT ASSUMED. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

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                                                       -------------------------

     3.2   INTEREST AND PRINCIPAL PAYMENTS.

           (a) INTEREST. Accrued interest on each Eurodollar Rate Borrowing is due and payable on the last day of its respective Interest Period and on the Termination Date for the applicable Facility; provided that, if any Interest Period is greater than three months, then accrued interest is also due and payable on the three month anniversary of the date on which such Interest Period commences and on each three month anniversary thereafter, as well as on the last day of such Interest Period. Accrued interest on each Base Rate Borrowing shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date for the applicable Facility.

           (b) REVOLVER PRINCIPAL DEBT. The Revolver Principal Debt is due and payable on the Termination Date for the Revolver Facility.

           (c) TERM LOAN A PRINCIPAL DEBT. The Term Loan A Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on March 31, 2000, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan A Facility, in accordance with the following amortization schedule:

          ======================================================================
                    PAYMENT DATES                   PRINCIPAL INSTALLMENTS
          ======================================================================
             March 31, 2000, June 30, 2000,             $1,875,000/each
                September 30, 2000, and
                   December 31, 2000
          ----------------------------------------------------------------------
             March 31, 2001, June 30, 2001,             $2,500,000/each
                September 30, 2001, and
                   December 31, 2001
          ----------------------------------------------------------------------
             March 31, 2002, June 30, 2002,             $3,750,000/each
                September 30, 2002, and
                   December 31, 2002
          ----------------------------------------------------------------------
             March 31, 2003, June 30, 2003,             $6,250,000/each
                September 30, 2003, and
                   December 31, 2003
          ----------------------------------------------------------------------
             March 31, 2004, June 30, 2004,             $6,875,000/each
                September 30, 2004, and
                   December 6, 2004
          ======================================================================

           (d) TERM LOAN B PRINCIPAL DEBT. The Term Loan B Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on March 31, 2000, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan B Facility, in accordance with the following amortization schedule:

d-699365.10                        30                  CoorsTek Credit Agreement
                                                       -------------------------

          ======================================================================
                    PAYMENT DATES                   PRINCIPAL INSTALLMENTS
          ======================================================================

               Each March 31, June 30,                  $225,000/each
            September 30, and December 31
          of fiscal years 2000, 2001, 2002,
                 2003, 2004, and 2005
          ----------------------------------------------------------------------
             March 31, 2006, June 30, 2006,             $21,150,000/each
                September 30, 2006, and
                   December 6, 2006
          ======================================================================

           3.3     PREPAYMENTS.

           (a) OPTIONAL PREPAYMENTS. Except as set forth herein, after giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Revolver Principal Debt, the Swing Line Principal Debt, the Term Loan A Principal Debt, or the Term Loan B Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 12:00 noon, Dallas, Texas time, one Business Day preceding the date of prepayment of any Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof or such lesser amount as may be outstanding under the applicable Facility (or with respect to prepayments of the Swing Line Principal Debt, $500,000 or a greater integral multiple of $250,000 thereof or such lesser amount as may be outstanding under the Swing Line Subfacility); (iii) any Eurodollar Rate Borrowing may only be prepaid at the end of an applicable Interest Period (unless Borrower pays the amount of any Consequential Loss); and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Conversions under SECTION 3.11 are not prepayments. Each notice of prepayment shall specify the prepayment date, the Facility hereunder being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, together with (unless such prepayment is made with respect to a Base Rate Borrowing or Swing Line Borrowing) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid. Unless a Default or Potential Default has occurred and is continuing (or would arise as a result thereof), any payment or prepayment of the Revolver Principal Debt may be reborrowed by Borrower, subject to the terms and conditions hereof.

           (b) MANDATORY PREPAYMENTS FROM NET CASH PROCEEDS. Until such time as the Principal Debt has been repaid in full, the Principal Debt shall be permanently prepaid in the amounts and upon the occurrence of any of the following events:

                   (i) Concurrently with any Debt Issuance by any Company, the Principal Debt shall be permanently prepaid, in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Debt Issuance;

                   (ii) Concurrently with the consummation of any Significant Sale by any Company (which Significant Sale must be otherwise permitted under the Loan Documents or shall have been consented to by Required Lenders), the Principal Debt shall be permanently prepaid in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Significant

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                                                       -------------------------

           Sale or as and when any deferred Purchase Price is received (or if such disposition is a Significant Sale as a result of aggregation with other asset dispositions in the same fiscal year, 100% of the aggregate Net Cash Proceeds received from all such asset dispositions in the calendar year in excess of $10,000,000), if such Net Cash Proceeds or any portion thereof have not been reinvested in similar assets of the Companies within ten (10) months from the date of consummation of such Significant Sale or other asset disposition, as the case may be; and

                   (iii) Concurrently with any Equity Issuance by any Company, the Principal Debt shall be permanently prepaid in the order and manner specified herein, by an amount equal to 75% of the Net Cash Proceeds realized by any Company from such Equity Issuance; provided that, only 50% of the Net Cash Proceeds realized by any Company from such Equity Issuance shall be required to be paid pursuant to this CLAUSE (iii) if the Leverage Ratio determined as of the date of the Equity Issuance for the most-recently ended two consecutive fiscal quarters (immediately prior to giving effect to such mandatory prepayment) is less than 2.50 to 1.0.

     Each commitment reduction or prepayment under this SECTION 3.3(b) shall be applied as follows: (i) first, ratably as a prepayment of the Obligation arising under the Term Loan A Facility and the Term Loan B Facility until paid in full (for purposes hereof, "ratably", for each Facility, on any date of determination, shall mean the proportion that either the Term Loan A Principal Debt or the Term Loan B Principal Debt, as the case may be, bears to the sum of the Term Loan A Principal Debt and the Term Loan B Principal Debt), and (ii) second, as a mandatory prepayment of the Revolver Principal Debt, or, if a Default exists or arises as a result therefrom, as a reduction of the Revolver Commitment. All mandatory prepayments of the Term Loan A Principal Debt and the Term Loan B Principal Debt shall be applied to the regularly-scheduled Term Loan A Principal Debt and Term Loan B Principal Debt reductions as set forth in SECTIONS 3.2(c) and (d), respectively, in inverse order of maturities.

           (c) REVOLVER FACILITY MANDATORY PAYMENTS/REDUCTIONS. On any date of determination if the Revolver Commitment Usage exceeds the Revolver Commitment then in effect (including any Revolver Commitment reduction pursuant to SECTION 3.3(b)) or the Swing Line Principal Debt exceeds the Swing Line Commitment then in effect, then Borrower shall make a mandatory prepayment of the Revolver Principal Debt or the Swing Line Principal Debt, as the case may be, in at least the amount of such excess, together with
     (x) all accrued and unpaid interest on the principal  amount so prepaid and
     (y) any Consequential Loss arising as a result thereof; provided that, if no Swing Line Principal Debt or Revolver Principal Debt is then outstanding, Borrower shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in Dollars in an amount at least equal to 110% of such excess. All mandatory prepayments under the Revolver Facility or Revolver Commitment reductions hereunder shall be allocated among the Revolver Lenders in accordance with their respective Commitment Percentages under the Revolver Facility.

           (d) MANDATORY PREPAYMENTS OF INTEREST/CONSEQUENTIAL LOSS. All prepayments under SECTION 3.3(b) and (c) shall be made, together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any Consequential Loss arising as a result thereof.

           (e) TERM LOAN B FACILITY. To the extent there is any Term Loan A Principal Debt outstanding, any Term Loan B Lender, at its option, may elect not to accept such partial prepayment under this SECTION 3.3 (such Lender being a "DECLINING B LENDER"), in which event the provisions of the next sentence shall apply. On the prepayment date, an amount equal to that

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                                                       -------------------------
     portion of the prepayment amount available to prepay Term Loan B Lenders (less any amounts that would otherwise be payable to Declining B Lenders) shall be applied ratably to prepay Term Loan B Principal Debt owed to Term Loan B Lenders other than Declining B Lenders and any amounts that would otherwise have been applied to prepay Term Loan B Principal Debt owing to Declining B Lenders shall instead be applied to prepay the remaining Term Loan A Principal Debt; provided further, that upon prepayment in full of the Term Loan B Principal Debt owing to Term Loan B Lenders other than Declining B Lenders the remainder of any prepayment amount that is to be applied to Term Loan B Principal Debt shall be applied ratably to prepay Term Loan B Principal Debt owing to Declining B Lenders. Any Term Loan B Lender may elect not to accept its ratable share of a partial prepayment by giving written notice to the Administrative Agent not later than 11:00 a.m. Dallas, Texas time on the Business Day immediately preceding the scheduled prepayment date.

     3.4 INTEREST OPTIONS. Except that the Eurodollar Rate may not be selected when a Default or Potential Default exists and except as otherwise provided in this Agreement, Borrowings bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate plus the Applicable Margin for Base Rate Borrowings or the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, and (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

     3.5 QUOTATION OF RATES. Borrower may call Administrative Agent before delivering a Borrowing Notice to receive an indication of the rates then in effect, but such indicated rates do not bind Administrative Agent or Lenders or affect the rate of interest that is actually in effect when the Borrowing Notice is given or on the Borrowing Date.

     3.6 DEFAULT RATE. At the option of Required Lenders and to the extent permitted by Law, all past-due Principal Debt, all past due payment and reimbursement obligations in connection with LCs, and past due interest accruing on any of the foregoing shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment.

     3.7 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between
(a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

     3.8 INTEREST CALCULATIONS. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of an Eurodollar Rate Borrowing (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be) and

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                                                       -------------------------

365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

     3.9 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code ss. 303.305. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

     3.10 INTEREST PERIODS. When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which may be, at Borrower's option and subject to availability, one, two, three, or six months; provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of six (6) Interest Periods shall be in effect at one time.

     3.11 CONVERSIONS. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and
(c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving a Conversion Notice to Administrative Agent no later than 11:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest

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

Period), and no later than 11:00 a.m. Dallas, Texas on the last Business Day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000 (or such lesser amount as may be outstanding under any Facility). Administrative Agent shall timely notify each Lender with respect to each Conversion Notice. Absent Borrower's Conversion Notice or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. The right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing, shall not be available during the occurrence of a Default or Potential Default.

     3.12  ORDER OF APPLICATION.

           (a) NO DEFAULT. If no Default or Potential Default exists and if no order of application is otherwise specified in Section 3.3 or otherwise in the Loan Documents, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

           (b) DEFAULT. If a Default or Potential Default exists (or if Borrower fails to give directions as permitted under SECTION 3.12(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this SECTION 3.12(b)(i), a "ratable payment" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees, expenses, and indemnities owed to Agents and all Lenders on such date of determination);
     (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this SECTION 3.12(b)(ii), "ratable payment" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iii) to the ratable payment of the Swing Line Principal Debt which is due and payable and which remains unfunded by any Borrowing under the Revolver Facility; provided that, such payments shall be allocated ratably among the Swing Line Lender and the Revolver Lenders which have funded their participations in the Swing Line Principal Debt; (iv) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Agreement which is due and payable and which remains unfunded by any Borrowing, provided that, such payments shall be allocated ratably among Administrative Agent (as the issuing Lender) and the Lenders which have funded their participations in such LC; (v) to the ratable payment of the Principal Debt (as used in this SECTION 3.12(b)(v), "ratable payment" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders; (vi) to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with
     SECTION 2.4(g); and (vii) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate. All payments of the Term Loan A Principal Debt and the Term Loan B Principal Debt shall be applied to the regularly-scheduled Term Loan A Principal Debt and Term Loan B Principal Debt reductions as set forth in SECTIONS 3.2(c) and (d), respectively, in inverse order of maturities.

Subject to the provisions of SECTION 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend

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

all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

     3.13 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.14) which is in excess of its ratable share of any such payment, then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this SECTION may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

     3.14 OFFSET. If a Default exists, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.13) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Loan Party may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

     3.15 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that, no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

     3.16  EURO PROVISIONS.

           (a) If, as a result of the implementation of the EMU, either any Alternative Currency has ceased or ceases to be lawful currency of the jurisdiction issuing it and has been or is replaced by the Euro or any Alternative Currency and the Euro are at the same time both recognized by the central bank or comparable Governmental Authority of the jurisdiction issuing such currency as lawful currency of that jurisdiction, then either:

                  (i)      notwithstanding  any  contrary  provision of the Loan
           Documents, any amount payable under any Loan Document in that Alternative Currency shall instead be payable in the Euro, and the amount so payable shall be determined by redenominating or converting such amount into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU; or

                   (ii) to the extent any EMU legislation provides that an amount denominated either in the Euro or in the applicable Alternative Currency can be paid either in Euros or in the applicable Alternative Currency, each party to the Loan Documents shall be entitled to pay or repay such amount in Euros or in the applicable Alternative Currency.

     Before the occurrence of the event or events described in the introductory clause of this SECTION 3.16, each amount payable under any Loan Document in

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

     any Alternative Currency shall, except as otherwise specifically provided in the Loan Documents, continue to be payable only in that Alternative Currency.

           (b) Borrower shall from time to time, at Administrative Agent's request, pay to Administrative Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, that Lender or any holding company of that Lender as a result of the introduction of, changeover to, or operation of the Euro in any applicable jurisdiction.

SECTION 4  CHANGE IN CIRCUMSTANCES.

     4.1   INCREASED COST AND REDUCED RETURN.

           (a) CHANGES IN LAW. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                   (i) shall subject such Lender (or its Applicable Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Rate Borrowings (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                   (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitments of such Lender hereunder; or

                   (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

     and the result of any of the foregoing is to materially increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Eurodollar Rate Borrowings, or to convert Borrowings of any other Type into Eurodollar Rate Borrowings, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

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


           (b) CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

           (c) CHANGES IN APPLICABLE LENDING OFFICE. COMPENSATION STATEMENT. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise materially disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive evidence of the amount due. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

           (a) INABILITY TO DETERMINE EURODOLLAR RATE. Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

           (b) COSTS OF FUNDS. Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

     4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

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

     4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

           (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

           (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentage.

     4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

           (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to SECTION 11.1 or as a result of the syndication of any Facility by Administrative Agent during the 180-day period immediately following the Initial Borrowing Date) on a date other than the last day of the Interest Period for such Borrowing; or

           (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 7.4 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

     4.6   TAXES.

           (a) GENERAL. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and

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

     Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

           (b) STAMP AND DOCUMENTARY TAXES. In addition, to the extent permitted by applicable Law, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

           (c) INDEMNIFICATION FOR TAXES. Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes which Borrower is obligated to pay under this Section 4.6 (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

           (d) WITHHOLDING TAX FORMS. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "bank" within the meaning of
     Section 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of
     Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code). Each Lender which so delivers a W-8, Form 1001, or 4224 further undertakes to deliver to Borrower and Administrative Agent additional forms (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States federal income

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

     taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

           (e) FAILURE TO PROVIDE WITHHOLDING FORMS; CHANGES IN TAX LAWS. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to
     SECTION 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
     SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

           (f) CHANGE IN APPLICABLE LENDING OFFICE. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise materially disadvantageous to such Lender.

           (g) TAX PAYMENT RECEIPTS. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

           (h) SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Total Commitment and the payment in full of the Obligation.

SECTION 5  FEES.

     5.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with SECTION 3.1, (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate, in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

     5.2 FEES OF ADMINISTRATIVE AGENT AND ARRANGER. Borrower shall pay to Administrative Agent and Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of October 4, 1999, between Borrower, ACX Technologies, Inc., Administrative Agent, and Arranger.

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


     5.3 COMMITMENT FEES. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a commitment fee, calculated daily from the Closing Date but payable in installments in arrears on the Initial Borrowing Date, each March 31, June 30, September 30, and December 31 and on the Termination Date for the Revolver Facility, commencing on the earlier of (i) the Initial Borrowing Date or (ii) March 31, 2000. On and after the Closing Date through, but not including, the Initial Borrowing Date, the commitment fee shall be an amount equal to the Applicable Margin for Commitment Fees multiplied by the Total Commitment. On any day of determination on or after the Initial Borrowing Date, the commitment fee shall be an amount equal to the Applicable Margin for Commitment Fees multiplied by the amount by which (a) the Revolver Commitment on such day exceeds (b) the Revolver Commitment Usage on such day. Each such installment shall be calculated in accordance with Section 5.1(f). Solely for the purposes of this SECTION 5.3, (i) determinations of the average daily Revolver Commitment Usage shall exclude the Swing Line Principal Debt; and (ii) "ratable" shall mean, with respect to any Lender, that proportion which (x) the average daily unused Committed Sum of such Lender during such period bears to (y) the amount of the average daily unused Total Commitment.

     5.4 LC FEES. As an inducement for the issuance (including, without limitation, any extension) of each LC, Borrower agrees to pay to Administrative
Agent:

           (a) For the account of each Lender, according to each Lender's Commitment Percentage under the Revolver Facility on the day the fee is payable, an issuance fee payable quarterly in arrears for so long as each such LC is outstanding, on the last Business Day of each March, June, September, and December and on the expiry date of the LC. The issuance fee for each LC or any extension thereof shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Rate Borrowings in effect on the date of payment of such fee (calculated on a per annum basis) multiplied by (b) the Dollar Equivalent of the stated amount of such LC.

           (b) For the account of Administrative Agent, as the issuer of LCs, payable on the date of issuance of any LC (or any extension thereof) a fronting fee of 0.125% of the Dollar Equivalent of the stated amount of such LC. In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments.

SECTION 6. SECURITY; GUARANTIES.

     6.1 COLLATERAL. To secure full and complete payment and performance of the Obligation, the Loan Parties hereby jointly and severally grant and convey to, and create in favor of, Administrative Agent (for the ratable benefit of the Lenders) first priority Liens in and to the following on the terms and conditions set forth in the Collateral Documents: (i) all of the issued and outstanding stock of the Domestic Subsidiaries owned by Borrower or any Domestic Subsidiary; (ii) 65% of the outstanding stock of each of the Material Foreign Subsidiaries owned by Borrower or any Domestic Subsidiary; and (iii) all inventory and accounts receivable of Borrower or any Domestic Subsidiary, excluding inventory located outside the United States and accounts receivable generated from the sale of inventory to purchasers located outside the United States (collectively, the "FOREIGN ASSETS"), so long as the aggregate value of such Foreign Assets does not exceed 10% of the total assets of the Loan Parties, as more particularly described in the Collateral Documents (collectively, the "COLLATERAL"); provided that, the stock of any Domestic Subsidiary that will be merged out of existence upon the occurrence of the Subsidiary Mergers will not be required to be pledged hereunder unless the Subsidiary Mergers have not been consummated in full on or prior to the 60th day following the Initial Borrowing Date, at which time the stock of each then-existing Domestic Subsidiary shall be pledged hereunder. In addition, promptly after the designation, formation, or Acquisition of any new Domestic Subsidiary or after any Foreign Subsidiary becomes a Material Foreign Subsidiary as reflected on the most-recently

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

delivered Financial Statements, Borrower shall execute and deliver to Administrative Agent all instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments representing shares of stock), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant and perfect first priority Liens in favor of Administrative Agent (for the ratable benefit of the Lenders) in all of each new Domestic Subsidiary owned by Borrower or any Domestic Subsidiary, 65% of the issued and outstanding stock of each new Material Foreign Subsidiary owned by Borrower or any Domestic Subsidiary as security for the Obligation, and any additional Collateral owned by any new Domestic Subsidiary.

     6.2 GUARANTIES. As an inducement to Agents and Lenders to enter into this Agreement, Borrower shall cause each Domestic Subsidiary to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of EXHIBIT C, providing for the guarantee of payment and performance of the Obligation; provided that, guaranties from any Domestic Subsidiary that will be merged out of existence upon the occurrence of the Subsidiary Mergers will not be required hereunder unless the Subsidiary Mergers have not been consummated in full on or prior to the 60th day following the Initial Borrowing Date, at which time guaranties from each then-existing Domestic Subsidiary shall be required hereunder.

     6.3 FUTURE LIENS. Promptly upon the designation, formation, or Acquisition of any new Domestic Subsidiary (the stock, accounts receivable, and inventory of such new Domestic Subsidiary are referred to herein as the "ADDITIONAL ASSETS"), Borrower shall (or shall cause such Domestic Subsidiary
to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments evidencing Debt), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of the Lenders in such Additional Assets, as security for the Obligation; it being expressly understood that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "COLLATERAL" for all purposes under the Loan Documents, and all references to the "COLLATERAL" in the Loan Documents shall include the Additional Assets.

     6.4   RELEASE OF COLLATERAL.

           (a) SALES OF COLLATERAL. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by Required Lenders or Lenders, as the case may be), and upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of
     (i) all material documents of transfer or disposition, including any contract of sale and (ii) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to Administrative Agent for the benefit of Lenders pursuant hereto in such Collateral.

           (b) PERMITTED MERGERS AND DISSOLUTIONS. If any merger, sale, or dissolution permitted by Section 9.25 results in the dissolution of a Loan Party or results in a surviving entity which is not (or is not required to become) a Loan Party under the Loan Documents, then upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (i) all material documents relating to such merger, dissolution, or sale, and (ii) all requested release instruments) and subject to compliance with any applicable mandatory prepayment requirements of SECTION 3.3, Administrative Agent shall (and is hereby

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

     irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Guaranties of such merged or dissolved Loan Party and the release of all Liens granted to Administrative Agent (for the benefit of Lenders) in and to the stock or assets of such merged or dissolved Loan Party.


           (c) GENERAL PROVISIONS. The actions of Administrative Agent under this SECTION 6.4 are subject to the following: (i) no such release of Liens or Guaranties shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with SECTION 3.3(b) in conjunction with the sale or transfer of such Collateral or such permitted merger or dissolution (as applicable); (ii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (iii) such release shall not in any manner discharge, affect, or impair the Obligation, or Liens upon (or obligations of any Company in respect of) all interests retained by the Companies, including (without limitation) the proceeds of any sale, all of which shall continue to constitute Collateral.

     6.5 NEGATIVE PLEDGE. To the extent Administrative Agent agrees to delay the perfection or attachment of any Lien on any Collateral of the Companies, including, without limitation, the Foreign Assets and the stock and assets of the Foreign Subsidiaries, for whatever reason, the Companies hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, other than Permitted Liens. Furthermore, within thirty (30) days of the request of Administrative Agent, Borrower shall (or shall cause each Company to) execute and deliver to Administrative Agent all instruments and documents (including, without limitation, certificates and instruments and documents representing shares of stock or evidencing Debt) and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders, in such assets, as security for the Obligation; it being expressly understood that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by each Lender.

SECTION 7  CONDITIONS PRECEDENT.

     7.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing or issue any LC, unless (a) Administrative Agent shall have received all of the agreements, documents, instruments, and other items described on SCHEDULE 7.1;
(b) all of the representations and warranties of each Company set forth in the Loan Documents are true and correct in all material respects; and (c) no Default or Potential Default shall have occurred or occur as a result thereof.

     7.2 CONDITIONS PRECEDENT TO INITIAL BORROWING. Lenders shall not be obligated to advance any Borrowing or issue any LC unless each of the conditions precedent required in SECTION 7.1 have been satisfied and Administrative Agent shall have received all of the agreements, documents, instruments, and other items described on SCHEDULE 7.2.

     7.3 CONDITIONS PRECEDENT TO A PERMITTED ACQUISITION. On or prior to the consummation of any Permitted Acquisition (whether or not the purchase price for such Acquisition is funded by Borrowings), Borrower shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on SCHEDULE 7.3 by no later than the

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

dates specified for satisfaction of such conditions on SCHEDULE 7.3. Promptly upon receipt of each Permitted Acquisition Compliance Certificate and each Permitted Acquisition Loan Closing Certificate, Administrative Agent shall provide copies of such certificates to Lenders. All documentation delivered and satisfaction of conditions pursuant to the requirements of SECTION 7.3 must be reasonably satisfactory to Administrative Agent. To the extent any Borrowing is being requested in connection with the consummation of the Acquisition, the conditions set forth in SECTIONS 7.3 and 7.4 hereof must be satisfied prior to the making of any such Borrowing.

     7.4 CONDITIONS PRECEDENT TO EACH BORROWING. In addition to the conditions stated in SECTIONS 7.1, 7.2, and 7.3, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, and Administrative Agent will not be obligated to issue any LC, as the case may be, unless on the date of such Borrowing (and after giving effect thereto): (a) Administrative Agent shall have timely received therefor a Borrowing Notice or a LC Request (together with the applicable LC Agreement), as the case may be; (b)
Administrative Agent shall have timely received, as applicable, the LC fees provided for in SECTION 5.4; (c) all of the representations and warranties of each Company set forth in the Loan Documents are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions permitted by the Loan Documents); (d) no change in the financial condition or business of any Company which could be a Material Adverse Event shall have occurred since the date of the Current Financials delivered by Borrower to Lenders pursuant to SECTION 7.2 of the Credit Agreement; (e) no Default or Potential Default shall have occurred and be continuing; (f) the funding of such Borrowings and issuance of such LC, as the case may be, are permitted by Law; and (g) upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Documents which are necessary to enable Borrower to qualify for such Borrowing. Each Borrowing Notice and LC Request delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

     7.5 BORROWING NOTICES AND LC REQUESTS. Each Borrowing Notice (whether telephonic or written) and LC Request constitutes a representation and warranty by Borrower that, as of the Borrowing Date or the date of issuance of the requested LC, as the case may be, all of the conditions precedent in SECTION 7 applicable thereto have been satisfied.

SECTION 8 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Lenders as follows:

     8.1 PURPOSE OF CREDIT FACILITIES. Borrower will use (or will loan such proceeds to other Loan Parties to so use) all proceeds of Borrowings for one or more of the following: (a) up to $200,000,000 to be used concurrently with the Spinoff (i) to repay indebtedness owed to ACX, (ii) to fund a Distribution to ACX, and/or (iii) to pay ACX for an inter-company transfer of assets; (b) to pay the costs and expenses associated with the Spinoff; (c) to finance Permitted Acquisitions; (d) for working capital of the Companies; (e) to finance Capital
Expenditures; and (f) for general corporate purposes of the Companies. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of

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

any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

     8.2 EXISTENCE, GOOD STANDING, AND AUTHORITY. Each Company is duly organized, validly existing, and (so long as applicable to the respective jurisdiction) in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on SCHEDULE 8.3, as supplemented in writing from time to time by an amendment to that Schedule delivered by Borrower to Administrative Agent to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). Except where the failure to do so could not reasonably be expected to constitute a Material Adverse Event, each Company is duly qualified to transact business and (so long as applicable to the respective jurisdiction) is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Except where the failure to do so could not reasonably be expected to constitute a Material Adverse Event, each Company possesses all requisite authority and power to conduct its business as is now being conducted and as proposed under the Loan Documents to be conducted and to own and operate its business as now owned and operated and as proposed to be owned and operated.

     8.3 SUBSIDIARIES; CAPITAL STOCK. The Companies have no Subsidiaries except as disclosed on SCHEDULE 8.3 (as supplemented from time to time in writing by an amendment to that Schedule delivered by Borrower to Administrative Agent to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). All Material Foreign Subsidiaries are described as such on SCHEDULE 8.3. All of the outstanding shares of capital stock (or similar voting interests) of each Subsidiary are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on SCHEDULE 8.3 (as supplemented and modified in writing from time to time by an amendment to that Schedule delivered by Borrower to Administrative Agent to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents), free and clear of any Liens, restrictions, claims, or rights of another Person, other than Permitted Liens, and none of such shares owned by any Company is subject to any restriction on transfer thereof except for restrictions imposed by securities Laws and general corporate Laws. No Company has outstanding any warrant, option, or other right of any Person to acquire any of its capital stock or similar equity interests other than warrants issued upon the conversion of the warrants exercisable for the purchase of 300,000 shares of common stock of ACX.

     8.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Company of each Loan Document to which it is a party and the performance by such Company of its obligations under such Loan Documents (a) are within the corporate or partnership power of such Company, (b) will have been duly authorized by all necessary corporate or partnership action on the part of such Company when such Loan Document is executed and delivered, (c) require no Authorization, waiver, formal exemption from, or other action by or in respect of, or filing with, any Governmental Authority or Person, which consent, action, or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document), (d) will not violate any provision of the articles of incorporation, bylaws, or partnership agreement of such Company, (e) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not reasonably be expected to constitute a Material Adverse Event, (f) will not violate any written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not reasonably be expected to constitute a Material Adverse Event and could not reasonably be expected to impose any liability on any Agent or Lender, or (g) will not result in the creation or imposition of any Lien on any asset of any Company (except for the Liens in favor of Administrative Agent and the Lenders, securing the Obligation). The Companies have (or will have upon consummation thereof) all necessary Authorizations, consents, and approvals of any Person or Governmental Authority required to be obtained in order to effect the Spinoff

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

and any Permitted Acquisition, asset transfer, change of control, merger, or consolidation permitted by the Loan Documents, other than the failure to obtain such consents or approvals which could not reasonably be expected to be a Material Adverse Event. Upon their execution, the Loan Documents will constitute the valid and binding obligations of the Loan Parties to the extent that each is a party thereto, enforceable in accordance with their terms.

     8.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Company party thereto, enforceable against each such Company in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

     8.6 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments for interim statements). There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for transactions directly related to, specifically contemplated by, or expressly permitted by, the Loan Documents, (a) there have been no changes in the consolidated financial condition of the Companies from that shown in the Current Financials after such date which could be a Material Adverse Event, and (b) neither Borrower nor any Company has incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

     8.7 LITIGATION, CLAIMS, INVESTIGATIONS. No Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $2,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $2,000,000 or more which is not either (a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings with adequate reserves having been set aside on the books of such Company in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or, to Borrower's knowledge, threatened by or against any Company (a) relating to the Spinoff, (b) relating to the transactions evidenced by the Loan Documents, or (c) which could reasonably be expected to be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could reasonably be expected to be a Material Adverse Event.

     8.8 TAXES. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except as set forth on SCHEDULE 8.8 or for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in SECTION 9.13(b)(ix)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

     8.9 Environmental Matters. The Companies conduct and have conducted ongoing reviews to determine that its properties and operations are in material compliance with the Environmental Laws and to identify and evaluate associated material costs and liabilities (including, without limitation, (i) any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, operated, or used, or of properties to be

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acquired,  (ii) any  capital or  operating  expenditure  required  to achieve or maintain compliance with Environmental Laws and all Environmental Permits held by any Company; (iii) any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of, or change in the nature of operation of, any facility; (iv) any costs or liabilities in connection with off-site disposal of wastes or Hazardous
Substances; and (v) any actual or potential liability to third parties, including employees, and any related costs and expenses). In addition, there is
(a) no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned, operated, or used by any Company that could reasonably be expected to be a Material Adverse Event, (b) no Environmental Liability or violation of or by any Company of any Environmental Law, except for such liabilities or violations that could not reasonably be expected to be a Material Adverse Event, and (c) no obligation by any Company to address any Environmental Liability or remedy any violation of any Environmental Law, except for such obligations that could not reasonably be expected to be a Material Adverse Event. Except where not a Material Adverse Event, the Companies possess all necessary Environmental Permits and approvals required to conduct their respective operations and are operating in substantial compliance thereunder.

     8.10 EMPLOYEE BENEFIT PLANS. (a) No Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), (b) no Company or any ERISA Affiliate has incurred material liability to the PBGC or with respect to an Employee Plan, which liability is currently due and remains unpaid under Title IV of ERISA, (c) each Employee Plan subject to ERISA and the Code complies in all material respects, both in form and operation, with ERISA and the Code, (d) no ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan which, individually or collectively with all other ERISA Events then existing, could reasonably be expected to be a Material Adverse Event, (e) the present value of all accrued benefits under each Employee Plan (based on actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by the Employee Plan's actuary with respect to such Employee
Plan) did not, as of the last annual actuarial valuation date for such Employee Plan, exceed the then-current value of the assets of such Employee Plan, (f) the present value of accrued benefits under each Employee Plan (based on PBGC actuarial assumptions used for plan termination), on any date of determination, does not exceed the value of the assets of such Employee Plan by more than $22,500,000 (such amount to be based on a good faith estimate using the assumptions from the most-recent Employee Plan valuation), (g) the Spinoff and related transfer of Employee Plan assets between ACX and Borrower has been reviewed and approved by the PBGC, and (h) no Company has received any notification or request from the PBGC regarding a potential Reportable Event or a request for information to assess the impact of the Loan Documents, the Spinoff, or any other transaction.

     8.11 PROPERTIES; LIENS; LEASES. Each Company has good and marketable title to all its property reflected on the Current Financials, except (a) for
(i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which, when considered in the aggregate, could not reasonably be expected to be a Material Adverse Event, or (b) as otherwise permitted by the Loan Documents. Except for Permitted Liens, there is no Lien on any property of any Company. No Company is party or subject to any agreement, instrument, or order which in any way restricts any Company's ability to allow Liens to exist upon any of its assets, except relating to Permitted Liens. Except where not a Material Adverse Event, (a) each Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties, assets, and business and (b) all material leases under which any Company is a lessee are in full force and effect.

     8.12 GOVERNMENT REGULATIONS. No Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding

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Company Act of 1935, as amended,  or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

     8.13 TRANSACTIONS WITH AFFILIATES. Except as permitted in SECTION 9.14, no Company is a party to a material transaction with any of its Affiliates (excluding transactions between or among Loan Parties), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     8.14  DEBT.  No Company has any Debt, other than Permitted Debt.

     8.15 MATERIAL AGREEMENTS. (a) There are no failures of any Material Agreement having a remaining financial obligation of or any remaining value to any Company in excess of $50,000,000 to be in full force and effect except for any Material Agreement for which Administrative Agent has approved the termination in advance; (b) there are no failures of any Material Agreement having a financial obligation of any Company in excess of $10,000,000 but less than $50,000,000, or value to any Company in excess of $25,000,000 but less than $50,000,000, to be in full force and effect except for those for which the Company has given Administrative Agent at least 10 Business Days prior written notice of any termination; and (c) no default or potential default exists on the part of any Company or any other party under any Material Agreement which could reasonably be expected to result in a Material Adverse Effect.

     8.16 INSURANCE. Each Company maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

     8.17  LABOR  MATTERS.  There  are no actual or  threatened  strikes,  labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could be a Material Adverse Event. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which could not constitute a Material Adverse Event. All payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, constitute a Material Adverse Event. The business activities and operations of each Company are in compliance with OSHA and other applicable health and safety laws, except to the extent that any non-compliance could not reasonably be expected to be a Material Adverse Event.

     8.18 SOLVENCY. At the time of each Borrowing hereunder, and on the dates of the Spinoff and each Permitted Acquisition, each Company is (and after giving effect to the transactions contemplated by the Loan Documents, the Spinoff, any Permitted Acquisition, and any incurrence of additional Debt, will be) Solvent.

     8.19 INTELLECTUAL PROPERTY. Except where not reasonably expected to be a Material Adverse Event, each Company owns or has sufficient and legally enforceable rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret,

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

or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company, could not, individually or collectively, constitute a Material Adverse Event.

     8.20 COMPLIANCE WITH LAWS. No Company is in violation of any Laws (including, without limitation, Environmental Laws), other than such violations which could not, individually or collectively, reasonably be expected to be a Material Adverse Event. No Company has received notice alleging any noncompliance with or any obligation or liability under any Laws (including, without limitation, Environmental Laws), except for such noncompliance, obligation, or liability which no longer exists, or which could not reasonably be expected to constitute a Material Adverse Event.

     8.21 THE SPINOFF. The Spinoff Documents have been executed and delivered by all parties thereto and represent the valid and binding agreement of the parties thereto, enforceable in all material respects in accordance with their terms (except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity). On and as of the Initial Borrowing Date, the execution and delivery by Borrower of the Spinoff Documents, and the performance by Borrower and each Company of its obligations thereunder (a) are within the corporate power of such Company, (b) have been duly authorized by all necessary corporate action on the part of such Company, (c) require no action by or in respect of, or filing with any Governmental Authority, which action or filing has not been taken or made on or prior to the date of the initial Borrowing hereunder except where the failure to take or make such actions or filings could not reasonably be expected to be a Material Adverse Event, (d) do not violate any provision of the articles of incorporation or bylaws of such Company, (e) do not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, other than such violations which could not be a Material Adverse Event, (g) do not result in the creation or imposition of any Lien on any asset of any Company or their predecessors in interest (other than Permitted Liens), and (h) immediately prior to, and after giving pro forma effect thereto, no Default or Potential Default exists or arises under the Loan Documents. On and as of the Initial Borrowing Date, the Companies have obtained all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order for such Company to effectuate the Spinoff and the transactions contemplated by the Spinoff Documents, except to the extent any such failure could not be a Material Adverse Event and would not reasonably be expected to materially impair the value to the Companies of, or the benefits to be derived by the Companies or their predecessors in interest from, the Spinoff. On the Initial Borrowing Date, all conditions precedent under the Spinoff Documents, to the parties'
obligations to consummate the Spinoff have been satisfied in all material respects or waived in compliance with SECTION 9.28(b), and concurrently with the Initial Borrowing Date, the Spinoff shall have been consummated. As of the date of the Spinoff, the Internal Revenue Service has issued a Tax Ruling indicating that the Spinoff will be tax free to ACX and the shareholders of ACX (the "TAX RULING"), which Tax Ruling has not been withdrawn. Borrower will comply in all respects with the requirements of the Tax Ruling.

     8.22  PERMITTED ACQUISITIONS.

           (a) VALIDITY. With respect to any Permitted Acquisition, each Company party thereto has the power and authority under the Laws of its state of incorporation and under its articles of incorporation and bylaws or partnership agreement, as applicable, to enter into and perform the related Acquisition agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by such Companies (as the case may be) for the execution and performance of said Acquisition agreements, and all other documents, agreements, and actions required thereunder have, or at the consummation of such Permitted Acquisition, will

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

     have been taken, and, upon their execution, such Acquisition agreements will constitute the valid and binding obligation of the Companies party thereto, enforceable in accordance with their respective terms (except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity).

           (b) NO VIOLATIONS. With respect to any Permitted Acquisition, the making and performance of the related Acquisition agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, including, without limitation, all state corporate Laws and judicial precedents of the states of incorporation or formation of the Companies, will not require any action by or in respect of, or filing with or consent of, any Governmental Authority or Person, which action, filing, or consent has not been taken or made on or prior to the date of the Permitted Acquisition except where the failure to take, make, or obtain such actions, filings, or consents could not reasonably be expected to be a Material Adverse Event, and will not violate any provisions of the articles of incorporation and bylaws or partnership agreements of the Companies, or constitute a default under any agreement by which any Company or its respective property may be bound, unless such default could not reasonably be expected to constitute a Material Adverse Event.

     8.23 REGULATION U. "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of any Company which is subject to any limitation on sale, pledge, or other restrictions hereunder.

     8.24 TRADENAME. Except as listed on SCHEDULE 8.24, no Company has used or transacted business in any jurisdiction under any other corporate or trade name in the five-year period preceding the date hereof.

     8.25 YEAR 2000 COMPLIANCE. The Companies have (i) initiated a review and assessment of all material areas within their business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Companies may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed and delivered to Administrative Agent by the Closing Date, a plan for addressing the Year 2000 Problem on a timely basis (the "YEAR 2000 PLAN"), and (iii) to date, implemented in all material respects the Year 2000 Plan in accordance with that timetable (except to the extent that a failure to do so could not reasonably be expected to constitute a Material Adverse Event). Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to any of the Companies' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to constitute a Material Adverse Event.

     8.26 NO DEFAULT. No Default or Potential Default exists or will arise as a result of the execution of the Loan Documents, of any Borrowing hereunder, or after giving effect to the Spinoff.

     8.27 FULL DISCLOSURE. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company which could reasonably be expected to be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All material information heretofore furnished by any Company to any Lender or Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Company to any Lender or Administrative Agent will be, true and correct in all material respects or prepared in good faith based

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upon assumptions Borrower believes to be reasonable on the date as of which such information is stated or certified.

     8.28 PERFECTION OF SECURITY INTERESTS. Upon filing of the financing statements against Borrower and each Domestic Subsidiary in the jurisdictions indicated on SCHEDULE 8.28 and the delivery to Administrative Agent, for the benefit of Lenders, of all the outstanding shares of stock of the Domestic Subsidiaries and 65% of the outstanding shares of stock of the Material Foreign Subsidiaries, the security interests in the Collateral created by the Collateral Documents will be perfected in favor of Administrative Agent, for the benefit of Lenders. No further action, including any filing or recording of any document, is necessary in order to establish, perfect, and maintain Lenders' first priority security interests in the assets and the stock created by the Pledge Agreements, except for the periodic filing of continuation statements with respect to financing statements filed under the UCC.

SECTION 9 COVENANTS. Each Loan Party covenants and agrees (and agrees to cause its ERISA Affiliates with respect to SECTION 9.10) to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter as Lenders are committed to lend or issue LCs under this Agreement and thereafter until the Obligation is fully paid and performed and no LCs remain outstanding, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by the requisite Lenders in accordance with SECTION 13.11:

     9.1 USE OF PROCEEDS. Borrower shall use (and shall cause each other Company to use) LCs a0nd the proceeds of Borrowings only for the purposes represented herein.

     9.2 BOOKS AND RECORDS. The Companies shall maintain books, records, and accounts necessary to prepare Financial Statements in accordance with GAAP.

     9.3 ITEMS TO BE FURNISHED. Borrower shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

           (a) Promptly after preparation, and no later than 95 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies calculated as of, and for the year ended on, such day, each accompanied by:

                   (i) the opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, (A) that such Financial Statements were prepared in accordance with GAAP and present fairly in all material respects the consolidated financial condition and results of operations of Borrower and its Subsidiaries, and (B) that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries, with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP, or with respect to a "going concern" or similar nature; and

                   (ii)    a Compliance Certificate.

           (b) Promptly after preparation, and no later than 50 days after the last day of the first three fiscal quarters of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies for such fiscal

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

     quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to such Financial Statements.

           (c) Promptly upon receipt thereof, copies of all auditor's annual management letters delivered to Borrower.

           (d) Notice, promptly (but not later than 10 Business Days) after Borrower knows or has reason to know of (i) the existence and status of any Litigation which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $2,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $2,000,000 (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document, (iii) a Default or Potential Default specifying the nature thereof and what action Borrower or any other Company has taken, is taking, or proposes to take with respect thereto, (iv) any federal, state, or local Law limiting or controlling the operations of any Company which has been issued or adopted hereafter and which could be a Material Adverse Event,
     (v) the  receipt  by any  Company  of notice of any  violation  or  alleged violation of any Environmental Law or Environmental Permit or any Environmental Liability or potential Environmental Liability, which violation or liability or alleged violation or liability could, individually or collectively, with other such environmental violations or allegations, constitute a Material Adverse Event, or (vi) the occurrence of an ERISA Event or the incurrence of any liability by any Company or ERISA Affiliate with respect to any ERISA Event, which ERISA Event or liabilities (individually or in the aggregate with all other then existing ERISA Events and related liabilities of the Companies and ERISA Affiliates) could reasonably be expected to be a Material Adverse Event, specifying the nature thereof and what action any Company or ERISA Affiliate has taken, is taking, or proposes to take with respect thereto and providing copies of
     (A) all notices from the PBGC terminating or appointing a trustee for any Employee Plan, (B) all notices of termination or reorganization from any sponsor of a Multiemployer Plan, (C) all notices from any sponsor of a Multiemployer Plan imposing withdrawal liability on any Company or ERISA Affiliate, and (D) all notices from the PBGC regarding a potential Reportable Event or a request for information to assess the impact of any proposed transaction of Borrower or any of its ERISA Affiliates.

           (e) Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement, any annexes to any of the Pledge Agreements, or any annexes required to be updated pursuant to the terms of any other Collateral Document becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) or Annexes as may be necessary or appropriate to update or correct such information or disclosures; provided that, in the case of amendments and supplements to SCHEDULES 9.12, 9.13, and 9.20 or any amendments or supplements to annexes to the Pledge Agreements or to annexes required to be updated pursuant to the terms of any other Collateral
     Document having the effect of deleting any Collateral, such amended or supplemented Schedules or annexes shall not be deemed accepted for purposes of the Loan Documents and shall not be part of the Loan Documents unless and until approved by Required Lenders.

           (f) Within 5 Business Days after Borrower becomes aware of any material deviation from the Year 2000 Plan which would cause substantial compliance with the Year 2000 Plan not to be achieved on a timely basis, a statement of a Responsible Officer setting forth the details thereof and the action which the Companies are taking or propose to take with respect thereto.

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           (g)     Promptly upon the receipt thereof, a copy of any third  party
     assessment   of  any   Company's   Year  2000  Plan,   together   with  any
     recommendations made by such third party with respect to Year 2000 compliance.

           (h) Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K, Form 10-Q, Form 8-K, or other material reports or filings filed by or on behalf of any Company with the Securities and Exchange Commission.

           (i) Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

     9.4 INSPECTIONS. Upon reasonable notice, each Company shall allow Administrative Agent or any Lender (or their respective Representatives): (a) to inspect any of their properties, to review reports, files, and other records and
(b) to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of such Company, from time to time, during reasonable business hours.

     9.5 TAXES. Each Company (a) shall promptly pay when due any and all Taxes other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien securing same have been and continue to be stayed, (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, and (c) notify Lenders immediately if the Internal Revenue Service indicates that the Spinoff is not tax free or that the requirements of the Tax Ruling have not been met.

     9.6 PAYMENT OF OBLIGATIONS. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Documents. Each Company (a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations -- other than the Obligation -- are being contested in good faith by appropriate proceedings), (b) shall not (i) make any voluntary prepayment of principal of, or interest on, any other Debt (other than the Obligation and the inter-Company Debt owed to ACX and repaid in connection with the Spinoff), whether subordinate to the Obligation or not, or
(ii) use proceeds from the Facilities to make any payment or prepayment of principal of, or interest on, or sinking fund payment in respect of any other Debt of any Company, and (iii) shall not, directly or indirectly, pay, prepay, redeem or purchase, or deposit funds or property for the payment (including, without limitation, a payment in respect of any sinking fund, defeasance of any subordinated Debt), prepayment, redemption, or purchase of, subordinated Debt.

     9.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Each Company shall at all times: (a) except in connection with mergers and dissolutions permitted under SECTION 9.25, or dispositions permitted under SECTION 9.23, maintain its existence and good standing in the jurisdiction of its organization; and (b) except where not a Material Adverse Event, (i) maintain its authority to transact business and good standing in all other jurisdictions necessary for its business and (ii) maintain all licenses, permits, and franchises (including, without limitation, Environmental Permits) necessary for its business. Each

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Company  shall keep all of its assets  which are useful in and  necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof.

     9.8 INSURANCE. Each Company shall, at its costs and expense, maintain with financially sound, responsible, and reputable insurance companies or associations insurance covering its properties and business against such risks, in such amounts, and with no greater risk retention as are customarily maintained, insured, or retained by companies of established repute engaged in the same or similar business as such Company. Upon the request of Administrative Agent, Borrower will furnish to Lenders information presented in reasonable detail as to the insurance so carried. On the Closing Date and thereafter as each policy is renewed and extended, the Companies shall deliver to Administrative Agent a certificate of insurance covering the inventory and other Collateral for each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance and the certificates evidencing the same shall contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss payable to Administrative Agent for the benefit of Lenders. Such endorsement, or an independent instrument furnished to Administrative Agent, shall provide that the insurance companies will give Administrative Agent at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Company or any other Person shall affect the Right of Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Upon the payment by the insurer of the proceeds of any such policy of insurance and if no Default has occurred and is continuing, the Company so insured may retain such insurance if such proceeds are used to repair or replace the property the damage or destruction of which gave rise to the payment of such insurance proceeds; provided, however, that any insurance proceeds not used for repair or replacement in accordance herewith, unless paid as reimbursement of expenses incurred and business losses suffered in connection with the loss or damage to the Collateral, shall be paid to or retained by Administrative Agent for application as a mandatory prepayment on the Obligation.

     9.9 PRESERVATION AND PROTECTION OF RIGHTS. Each Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

     9.10 EMPLOYEE BENEFIT PLANS. Except where not a Material Adverse Event (individually or collectively), no Company shall permit any of the events or circumstances described in SECTION 8.10 to exist or occur.

     9.11 ENVIRONMENTAL LAWS. Each Company shall (a) operate and manage its business and otherwise conduct its affairs in compliance with, and shall promptly take corrective action to remedy any non-compliance with or respond to any obligation or liability under, all applicable Environmental Laws and Environmental Permits, except to the extent noncompliance, obligation, or liability could not reasonably be expected to constitute a Material Adverse Event, (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply with applicable Environmental Law, and (c) establish and maintain a management system designed to ensure material compliance with applicable Environmental Laws and Environmental Permits and minimize material financial and other risks to each Company arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

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     9.12  DEBT  AND GUARANTIES.  No  Company  shall,  directly  or  indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than:

           (a) The Obligation and Guaranties thereof and Debt arising under any Financial Hedge with a Lender or an Affiliate of a Lender;

           (b) Debt of the Companies existing on the Closing Date and described on Schedule 9.12, together with all renewals, extensions, amendments, modifications, and refinancings thereof, so long as (x) the principal amount of any refinanced Debt shall not exceed the principal amount of the Debt being refinanced immediately prior to giving effect to any such refinancing; and (y) no Default or Potential Default exists or arises as a result of any such renewal, extension, amendment, modification, or refinancing;

           (c) Endorsements of checks or drafts in the ordinary course of business;

           (d) Debt of any Company (other than any Foreign Subsidiary) owed to any Loan Party;

           (e) Contingent liabilities of any Company for any Debt of any Loan Party;

           (f) Debt of any Foreign Subsidiary owed to any Loan Party or any contingent liabilities of any Loan Party with respect to the Debt of any Foreign Subsidiary, so long as and only to the extent that such loans or contingent obligations are permitted under SECTION 9.20(i) (as the case may be);

           (g) Debt of any Company existing at the time any asset or Person is acquired by, or merged or consolidated with or into, any Company (and renewals, extensions, amendments, and modifications of such Debt), so long as (i) such Debt was not incurred in contemplation of such acquisition, merger, or consolidation, (ii) no Default or Potential Default then exists or arises as a result thereof, (iii) no other Company (other than the existing obligors at the time such Person or asset was acquired or guaranties by Borrower to the extent permitted by SECTION 9.12(e)) shall have or incur any direct or indirect liability for such Debt, (iv) the aggregate amount of such Debt (together with any and all amendments, modifications, or refinancings thereof) does not exceed $30,000,000, and
     (v) the principal amount of any such Debt shall not be increased by any renewal, extension, amendment, modification, or refinancing thereof (unless such increased amount is otherwise permitted to be incurred in compliance with SECTION 9.12(i));

           (h) Debt incurred or assumed by any Company for the purpose of financing all or any part of the cost of any asset (including Capital Leases and renewals, extensions, amendments, and modifications of such
     Debt), so long as (i) the aggregate amount of such Debt (together with any and all amendments, modifications, or refinancings thereof) does not exceed $15,000,000, and (ii) no Default or Potential Default then exists or arises as a result of such Debt incurrence; and

           (i) Debt of any Company not otherwise permitted by this SECTION 9.12, so long as such Debt does not exceed in the aggregate $15,000,000.

     9.13 LIENS. No Company will, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than (i) the Loan Documents, and (ii) all arrangements and agreements arising under Debt permitted by SECTION 9.12(h), so long as any such Lien

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prohibition  is limited to the property or assets  financed by such Debt; or (b)
create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

           (i) Liens securing the Obligation, and so long as the Obligation is ratably secured therewith, Liens securing Debt incurred by any Company under any Financial Hedge with any Lender or an Affiliate of any Lender to the extent permitted under SECTION 9.12(a);

           (ii) Liens existing on the Closing Date, so long as such Liens are described on SCHEDULE 9.13 and the Debt secured by all Liens permitted
     under  this  SECTION   9.13(b)(ii)   shall  not  exceed  in  the  aggregate
     $2,000,000;

           (iii) Liens securing Permitted Debt incurred pursuant to SECTION 9.12(g), so long as (x) any such Lien was not created in contemplation of such acquisition, merger, or consolidation, (y) the Debt secured by all
     Liens permitted under this SECTION 9.13(b)(iii) shall not exceed $15,000,000 on any date of determination, and (z) any such Lien does not and shall not extend to any asset other than the assets secured immediately prior to the acquisition;

           (iv) Liens securing Permitted Debt incurred pursuant to SECTION 9.12(h), so long as (x) any such Lien does not extend to any asset other than the asset purchased or financed by such Debt, and (y) any such Lien attached to such asset concurrently with or within 180 days of the related asset acquisition;

           (v) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, but expressly excluding any Liens in favor of the PBGC or otherwise arising under ERISA;

           (vi) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Companies;

           (vii) Encumbrances consisting of zoning restrictions, easements, other restrictions on the use of real property, or other matters of record affecting real property, none of which impair in any respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use, except impairments or violations which, individually or collectively, could not reasonably be expected to be a Material Adverse Event;

           (viii) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business; and

           (ix) The following, so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed or is not imminent, and they do not in the aggregate detract from the value of the property of the Person in question, or impair the use thereof in the operation of its business (if such detraction in value or impairment could reasonably be expected to be a Material Adverse Event): (A) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (B) claims and Liens upon, and defects of title to, real or personal property, including any attachment of

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     personal or real property or other legal process prior to adjudication of a dispute of the merits; and (C) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens.

     9.14 TRANSACTIONS WITH AFFILIATES. No Company shall enter into any material transaction with any of its Affiliates (excluding transactions among or between Loan Parties), other than an inter-Company Debt arrangement with ACX and transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     9.15 COMPLIANCE WITH LAWS AND DOCUMENTS. No Company shall violate the provisions of any Laws (including, without limitation, Environmental Laws, Environmental Permits, ERISA, and OSHA) applicable to it or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Company shall violate the provisions of its articles of incorporation, bylaws, or partnership agreement, or modify, repeal, replace, or amend any provision of its articles of incorporation, bylaws, or partnership agreement, if such action could adversely affect the Rights of Lenders. No Company shall violate the provisions of any Material Agreement, except to the extent such violation could not reasonably be expected to be a Material Adverse Event.

     9.16  PERMITTED   ACQUISITIONS,   SUBSIDIARY  GUARANTIES,   AND  COLLATERAL
DOCUMENTS. In connection with each Permitted Acquisition, Borrower shall deliver, or cause to be delivered to, Administrative Agent each of the items described on SCHEDULE 7.3, on or before the date specified on such Schedule for each such item. Borrower shall cause each Subsidiary that becomes a Domestic Subsidiary of any Company after the Closing Date (whether as a result of acquisition, merger, creation, or otherwise) (a) to execute a Guaranty on the date such entity becomes a Domestic Subsidiary of a Company and promptly deliver (but in no event later than 10 days following consummation of such creation, acquisition, or merger) such Guaranty to Administrative Agent and (b) to execute and deliver to Administrative Agent all required Collateral Documents creating Liens in favor of Administrative Agent in those assets owned by such Domestic Subsidiary on which Liens are required pursuant to the Loan Documents.

     9.17 ASSIGNMENT. No Company shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

     9.18 FISCAL YEAR AND ACCOUNTING METHODS. No Company will change its fiscal year for book accounting purposes or change its method of accounting, other than (a) immaterial changes in methods or as required by GAAP, or (b) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies.

     9.19 GOVERNMENT REGULATIONS. No Company will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

     9.20 LOANS, ADVANCES, AND INVESTMENTS. No Company shall make any loan, advance, extension of credit, or capital contribution to, make any investment in, purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, or guaranty any Debt of, any other Person (collectively, "INVESTMENTS"), other than:

           (a)     Investments  (including    without    limitation,    existing
     investments in Foreign Subsidiaries) existing on the Closing Date as described on SCHEDULE 9.20;

           (b)     Cash Equivalents;

           (c)     Investments  of  any  Loan Party in respect of any other Loan
     Party;

           (d) Permitted Acquisitions (other than Acquisitions of, by, or resulting in, Foreign Subsidiaries); provided, however, that to the extent that any Permitted Acquisition results in the formation or Acquisition of one or more Foreign Subsidiaries, Borrower shall provide to Administrative Agent such information as Administrative Agent shall reasonably request to evidence the portion of the Purchase Price attributable to such Foreign Subsidiaries (the "FOREIGN INVESTMENT"), which Foreign Investment must be permitted by SECTION 9.20(i);

           (e) Trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

           (f)     Financial Hedges permitted by the Loan Documents;

           (g) Loans or advances to any Companies' directors, officers, and employees not to exceed $3,000,000 in the aggregate for all Companies at any time outstanding;

           (h) So long as no Default or Potential Default then exists or arises, (i) investments in Foreign Subsidiaries (other than those existing on the Closing Date), (ii) Acquisitions of, by, or resulting in, Foreign Subsidiaries, and (iii) investments in other Persons (other than the Loan Parties), which investments in the aggregate under this CLAUSE (h) do not exceed $15,000,000, determined on a cumulative basis from and after the Closing Date; and

           (i)     Loans   or  advances  to  a  Loan   Party  from  any  Foreign
     Subsidiary, so long as such loans or advances are subordinated to the Obligation on terms and conditions satisfactory to Administrative Agent.

     9.21 DISTRIBUTIONS. No Company may directly or indirectly declare, make, or pay any Distribution, other than: (a) Distributions declared, made, or paid by Borrower which are wholly in the form of its capital stock; (b) Distributions by any Company to any Loan Party; and (c) up to $200,000,000 as a one-time Distribution to ACX in conjunction with the Spinoff; provided that all payments to ACX (whether as a Distribution or a repayment of inter-Company Debt) in conjunction with the Spinoff shall not exceed $200,000,000.

     9.22  RESTRICTIONS  ON  SUBSIDIARIES.  No  Subsidiary  of Borrower  nor any
Guarantor shall enter into or permit to exist any material arrangement or agreement (other than the Loan Documents) which directly or indirectly prohibits any such Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to Borrower or any other Company, (b) paying any Debt owed to Borrower or any other Company, (c) making loans, advances, or investments to Borrower or any other Company, or (d) transferring any of its property or assets to Borrower or any other Company.

     9.23 SALE OF ASSETS. No Company shall sell, assign, transfer, or otherwise dispose of any of its assets, other than (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less

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than the fair market value thereof,  (d)  dispositions of obsolete  assets,  (e)
sale, leases, or other disposition among Loan Parties, and (f) if no Default or Potential Default then exists or arises as a result thereof, sales of assets other than those in CLAUSES (a) through (e) for fair value for cash or Cash Equivalents; so long as (i) the aggregate value of all assets sold pursuant to CLAUSE (f) during any fiscal year shall not exceed $10,000,000 and (ii) concurrently with any such disposition, Borrower shall make the mandatory prepayments (if any) required by SECTION 3.3(b)(iii).

     9.24 SALE-LEASEBACK FINANCINGS. No Company will enter into any sale-leaseback arrangement with any Person pursuant to which such Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person.

     9.25 MERGERS AND DISSOLUTIONS; SALE OF CAPITAL STOCK. No Company will, directly or indirectly, merge or consolidate with any other Person other than the following, if no Default or Potential Default then exists or arises: (a) in connection with a Permitted Acquisition if the survivor is, or concurrently with the Permitted Acquisition becomes, a Company organized under the Laws of a jurisdiction of the United States; (b) mergers or consolidations involving Borrower (including a Permitted Acquisition effected as a merger) if Borrower is the surviving entity; and (c) the Subsidiary Mergers and other mergers among Companies; provided that, in any merger involving Borrower (including a Permitted Acquisition effected as a merger), Borrower must be the surviving entity, and, in any merger involving any other Loan Party (including a Permitted Acquisition effected as a merger), a Loan Party which is a Wholly-owned Subsidiary must be the surviving entity. No Company shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than (i) liquidations, wind ups, or dissolutions incident to mergers permitted under this
SECTION 9.25, (ii) dissolution of any Loan Party if substantially all of its assets have been conveyed to another Loan Party or disposed of as permitted by and in accordance with the requirements of SECTION 9.23, or (iii) dissolution of any Subsidiary other than a Loan Party if substantially all of its assets have been conveyed to another Subsidiary or disposed of as permitted by and in accordance with the requirements of SECTION 9.23. No Company may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any other Company, except for sales, leases, transfers, or other such dispositions between Companies permitted by and in accordance with the requirements of SECTION 9.23.

     9.26 NEW BUSINESS. No Company will, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of the Companies as conducted on the Closing Date and in similar or related businesses that are reasonable extensions or additions to the Companies' business on the Closing Date.

     9.27 AFFILIATE SUBORDINATION AGREEMENTS. The Companies shall, simultaneously with the creation of any and all future Debt of any Company to any one or more Affiliates (other than a Loan Party), cause the appropriate Affiliate or Affiliates to execute and deliver to Administrative Agent an agreement, substantially in the form of EXHIBIT H, subordinating the payment of such Debt to the payment of the Obligation.

     9.28 AMENDMENTS TO DOCUMENTS. No Company shall either (a) amend, modify, repeal, replace or permit the amendment, modification, repeal, or replacement of its articles of incorporation, bylaws, partnership agreement, or other organizational documents as in effect on the Closing Date, if such action could adversely affect the Rights of Lenders; or (b) without the prior written consent of Administrative Agent, amend, modify, or waive any provision of any Spinoff Document.

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

     9.29 YEAR 2000 COMPLIANCE. The Companies shall have all hardware and software systems Year 2000 Compliant and ready (including all internal and external testing) on a timely basis, unless the failure to do so could not reasonably be expected to be a Material Adverse Event.

     9.30 FINANCIAL COVENANTS. As calculated on a consolidated basis for the Companies (unless otherwise indicated):

           (a)     LEVERAGE RATIO.  Borrower  shall  never  permit  the Leverage
     Ratio of the Companies at any date of determination (each a "COMPLIANCE DATE") to be greater than the ratio shown in the table below which corresponds to the period in which the applicable compliance date occurs:

     ===========================================================================
                      Period                           Maximum Leverage Ratio
     ===========================================================================
       Closing Date, to and including                          3.50 to 1
             December 30, 2000
     ---------------------------------------------------------------------------
       December 31, 2000, to and including                     3.25 to 1
             December 30, 2002
     ---------------------------------------------------------------------------
       December 31, 2002, to and including                     3.00 to 1
             December 30, 2003
     ---------------------------------------------------------------------------
       December 31, 2003, to and including                     2.75 to 1
             December 30, 2004
     ---------------------------------------------------------------------------
       December 31, 2004, and thereafter                       2.50 to 1
     ===========================================================================

           (b) MINIMUM CONSOLIDATED NET WORTH. During the period from Closing Date, through December 31, 1999, Borrower shall never permit its Consolidated Net Worth to be less than $40,000,000. On and after January 1, 2000, Borrower shall never permit its Consolidated Net Worth to be less than the sum of (i) $40,000,000, plus (ii) 75% of the cumulative Consolidated Net Income (if positive) determined from January 1, 2000, to any date of determination, plus (iii) 100% of the Net Cash Proceeds of all Equity Issuances effected by any Company (excluding the Net Cash Proceeds of any Equity Issuance by a Company to another Company).

           (c) INTEREST COVERAGE. Borrower shall never permit the ratio (determined quarterly on a cumulative basis from January 1, 2000, for fiscal quarters ending March 31, 2000, June 30, 2000, and September 30, 2000, and thereafter, determined on a quarterly basis for the Rolling Period then-ending) of (i) EBITDA to (ii) the Companies' Interest Expense to be less than the ratio shown in the table below which corresponds to the applicable fiscal quarter:

     ===========================================================================
           Fiscal Quarter(s) Ending             Minimum Interest Coverage Ratio
     ===========================================================================
         March 31, 2000, June 30, 2000,                        3.00 to 1
     September 30, 2000, December 31, 2000,
       March 31, 2001, June 30, 2001, and
               September 30, 2001
     ---------------------------------------------------------------------------
       December 31, 2001, March 31, 2002,                      3.25 to 1
     June 30, 2002, and September 30, 2002
     ---------------------------------------------------------------------------
       December 31, 2002, March 31, 2003,                      3.75 to 1
     June 30, 2003, and September 30, 2003
     ---------------------------------------------------------------------------
       December 31, 2003, and thereafter                       4.00 to 1
     ===========================================================================

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

           (d)     CAPITAL  EXPENDITURES.  Commencing  on  and  after January 1,
     2000, the Companies shall not make Capital Expenditures in any two consecutive fiscal years if the aggregate amount of such expenditures would exceed $50,000,000.

SECTION 10 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

     10.1  PAYMENT OF  OBLIGATION.  The failure or refusal of any Company to pay
(a) all or any part of the Principal Debt when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents); or
(b) any other part of the Obligation (including, without limitation, any deposit of cash collateral required pursuant to Section 2.6) on or before five calendar days after the date due.

     10.2 COVENANTS. The failure or refusal of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with:

           (a) Any covenant, agreement, or condition contained in SECTIONS 9.1, 9.3(a) and (b), 9.4, 9.12, 9.13, 9.16, 9.17, 9.20 through 9.25, and
     9.30;

           (b) Any covenant, agreement, or conditions contained in SECTIONS 9.3(c) through (j), 9.6 (other than the covenants to pay the Obligation as set forth therein, which shall be governed by SECTION 10.1), 9.14, and 9.29, and such failure continues for five days; and

           (c) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation or provide cash collateral set forth in SECTION 10.1 and the covenants in Section 10.2(a) and (b)), and such failure or refusal continues for 30 days after
     (i) Administrative Agent gives notice thereof, or (ii) Borrower otherwise becomes aware of such failure or refusal.

           10.3    DEBTOR RELIEF.  Borrower or any Subsidiary  (a)  shall not be
Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 30 days after its filing).

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

     10.4 JUDGMENTS AND ATTACHMENTS. Any Company fails, within 10 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Company's assets having a value (individually or collectively) of $5,000,000 which is not stayed on appeal.

     10.5 GOVERNMENT ACTION. (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company.

     10.6  MISREPRESENTATION.   Any  representation  or  warranty  made  by  any
Company contained in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

     10.7 CHANGE OF CONTROL. (i) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended from time to time the "EXCHANGE ACT")), other than any Special Shareholders, shall have acquired beneficial ownership (within the meaning of RULE 13d-3 promulgated by the Securities Exchange Commission pursuant to the Exchange Act) of 50% or more of the outstanding shares of common stock of Borrower; (ii) during any 12 consecutive calendar months, individuals who were directors of Borrower on the first day of such period shall cease to constitute a majority of Borrower's board of directors; (iii) the Special Shareholders cease to own at least 20% of the outstanding shares of common stock of Borrower; or (iv) except as otherwise permitted pursuant to this Agreement, Borrower ceases to own the percentage of the issued and outstanding equity interests issued by its Subsidiaries as determined on the Closing Date or, if thereafter acquired, on the date of the related Acquisition. As used herein, "SPECIAL SHAREHOLDERS" shall mean any trust, the primary beneficiaries of which are descendants of Adolph Coors, Sr. or spouses of such descendants, or the trustees of any such trusts.

     10.8 DEFAULT UNDER OTHER DEBT AND AGREEMENTS. (a) The Borrower or any one or more Companies fail to pay when due (after lapse of any applicable grace periods) any Debt of such Company (other than the Obligation) in excess (individually or collectively) of $5,000,000; (b) the acceleration of any Debt of Borrower or any one or more Companies or the occurrence of any event or condition (which with notice or lapse of time) would enable the holder of such Debt or any Person acting on behalf of such holder to accelerate the maturing thereof, which Debt exceeds (individually or collectively) $5,000,000; or (c) any default exists under any Material Agreement, which default under such Material Agreement could reasonably be expected to be a Material Adverse Event.

     10.9 EMPLOYEE BENEFIT PLANS. (a) Any Company or ERISA Affiliate shall fail to pay when due an amount or amounts for which it is liable under Title IV of ERISA, which unpaid amounts exceed $2,500,000 in the aggregate; or (b) an ERISA Event shall occur or exist with respect to any Employee Plan or Multiemployer Plan, and as a result of such ERISA Event and all other ERISA Events then-existing, the aggregate liabilities incurred (or in the reasonable judgment of Required Lenders, likely to be incurred) of the Companies and the ERISA
Affiliates to any Employee Plan, Multiemployer Plan, or the PBGC (or any combination thereof) shall exceed $22,500,000.

     10.10 VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the

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

validity or enforceability thereof shall be contested by any Company party thereto or any Company shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

     10.11 ENVIRONMENTAL LIABILITY. If any event or condition shall occur or exist with respect to any Environmental Law, Environmental Permit, or Hazardous Substance, and as a result of such event or condition, any Company shall have incurred or in the opinion of Administrative Agent or Required Lenders be reasonably likely to incur an Environmental Liability in excess of $2,000,000 during any consecutive twelve (12) month period.

     10.12 PLEDGED STOCK; COLLATERAL DOCUMENTS. If (a) the Administrative Agent ceases to hold as Collateral (for the benefit of Lenders) a perfected first priority Lien on all of the issued and outstanding shares of common stock of the Domestic Subsidiaries issued to any Loan Party and 65% of the issued and outstanding shares of common stock of the Material Foreign Subsidiaries issued to Borrower or any Domestic Subsidiary, and such failure is not cured within five Business Days; or (b) any Collateral Document after delivery thereof pursuant to Section 6 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on and security interest in the Collateral purported to be covered thereby, except as permitted under the Loan Documents.

     10.13 LCs. Administrative Agent shall have been served with, or becomes otherwise subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) there has been a drawing under such LC which Administrative Agent would otherwise be obligated to pay and Borrower has refused to reimburse Administrative Agent for such payment or (b) the expiration date of such LC has occurred but the right of any beneficiary thereunder to draw under such LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding and Borrower has failed to deposit with Administrative Agent cash collateral in an amount equal to the maximum drawing which could be made under such LC.

SECTION 11 RIGHTS AND REMEDIES.

     11.1  REMEDIES UPON DEFAULT.

           (a) DEBTOR RELIEF. If a Default exists under SECTIONS 10.3(c) or 10.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever and Borrower shall be required to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.4(g).

           (b) OTHER DEFAULTS. If any Default exists, Administrative Agent shall, upon the request of Required Lenders (subject to the terms of SECTION 12) or Required Lenders may, do any one or more of the following:
     (i) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Company in and to every account and other property of each Company which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Company being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a),

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

     demand Borrower to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with SECTION 2.4(g); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

     11.2 COMPANY WAIVERS. To the extent permitted by Law, the Companies hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

     11.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any material covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Companies, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

     11.4 DELEGATION OF DUTIES AND RIGHTS. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

     11.5 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Company prior to foreclosure thereon, (b) preclude or interfere with compliance by any Company with any Law (including, without limitation, any Environmental Law), or
(c) require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for the purposes of defining the agreement between the parties and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Company with any Law or document, or that any Agent or any Lender does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. The Agents and the Lenders have no fiduciary relationship with or fiduciary duty to Borrower or any Company arising out of or in connection with the Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and Borrower and the Companies, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Agents and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Agents and Lenders in their respective good faith business judgment.

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     11.6  COURSE OF DEALING.  The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

     11.7 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

     11.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.12.

     11.9 CERTAIN PROCEEDINGS. Each Company will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because the Companies agree that Administrative Agent's and Lenders' remedies at Law for failure of the Companies to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, the Companies agree that the covenants of this Section may be specifically enforced.

     11.10 EXPENDITURES  BY LENDERS.  Borrower shall  promptly pay within thirty
(30) days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Arranger, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and Arranger in connection with the negotiation, preparation, delivery, execution, coordination, and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Company arising under the Loan Documents following a Default or Potential Default (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

     11.11 JUDGMENT CURRENCY. Borrower, Agents, and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to any Agent or any Lender hereunder, such judgment is given in currency (the "JUDGMENT CURRENCY") other than that in which such sum was originally denominated (the "ORIGINAL CURRENCy"), Borrower agrees to indemnify such Agent or Lender, as the case may be, to the extent that the amount of the Original Currency which could have been purchased thereby in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased thereby had such purchase been made on the day on which such

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

judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased thereby had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, such Agent or Lender agrees to remit such excess to Borrower. The agreements in this SECTION 11.11 shall survive payment of any such judgment.

         11.12 INDEMNIFICATION. BORROWER AND EACH GUARANTOR (BY EXECUTION OF A GUARANTY), JOINTLY AND SEVERALLY, AGREE TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LIABILITIES), COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION, OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AND EACH COMPANY AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LIABILITY), FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE BORROWER AND EACH GUARANTOR HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE BORROWER AND EACH GUARANTOR CONTAINED IN THIS SECTION 11.12 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

SECTION 12 AGREEMENT AMONG LENDERS.

     12.1  ADMINISTRATIVE AGENT.

           (a) APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby appoints Bank of America, N.A. (and Bank of America, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf:
     (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents;
     (v) to timely distribute, and Administrative Agent agrees to so distribute,

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     to each Lender all material  information,  requests,  documents,  and items
     received  from  Borrower  under  the  Loan  Documents;   (vi)  to  promptly
     distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and
     (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

           (b) RESIGNATION OF ADMINISTRATIVE AGENT. Successor Administrative Agents. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a United States commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan
     Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights and assumes all the duties and obligations of the retiring
     Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents (provided, however, that when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "Administrative Agent" shall continue to refer solely to the bank that issued the outstanding LC; provided further that any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

           (c) ADMINISTRATIVE AGENT AS A LENDER. Non-Fiduciary. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of the Administrative Agent hereunder shall not impair or otherwise affect any Rights, duties, or obligations which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

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           (d)     OTHER  ACTIVITIES  OF  ADMINISTRATIVE  AGENT.  Administrative
     Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the
     Rights  of  Lenders   specifically   set  forth  in  the  Loan   Documents,
     Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

     12.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

     12.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

     12.4 DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to SECTION 13.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "Notice of Default," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be

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liable  for any  action  taken or  omitted  to be  taken in good  faith by it in accordance with the advice of such counsel, accountants, or experts.

     12.5  LIMITATION OF LIABILITY.

           (a) GENERAL. None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

           (b) NON-DISCRETIONARY ACTIONS. INDEMNIFICATION. Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

          (c) INDEPENDENT CREDIT DECISION. INDEMNIFICATION. Neither Administrative Agent nor any other Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or any other Agent in respect of, (i) the creditworthiness of any Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Company (provided that, Administrative Agent, and its

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

     respective Representatives shall not have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

     12.6  DEFAULT; COLLATERAL.

           (a) Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All rights of action under this Agreement and under the Notes and all rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

           (b) Each Lender authorizes and directs Administrative Agent to enter into the Collateral Documents for the benefit of the Lenders. Except to the extent unanimity is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the this Agreement, the Collateral Documents, or the other Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

           (c) Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

           (d) Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to Administrative Agent in this SECTION
     12.6 or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or wilful misconduct.

           (e) Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon termination of the Total Commitment and payment and satisfaction of the Obligation; (ii) constituting property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter; (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated

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     in a  transaction  permitted  under the Loan Document or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed; (iv) consisting of an instrument evidencing Debt pledged to Administrative Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full; (v) upon the sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents, including, without limitation, under SECTION 9.23 or (vi) if approved, authorized, or ratified in writing by all necessary Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this SECTION 12.6.

           (f)     In  furtherance  of  the  authorizations  set  forth  in this
     SECTION 12.6, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Document), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lender's Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in PARAGRAPH (e) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the Collateral matters described in this SECTION 12.6. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this SECTION 12.6(f) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligation, or any part thereof, shall remain unpaid or Lenders are obligated to make any Borrowings under the Loan Documents.

     12.7 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant except for acts or omissions resulting from its own fraud, gross negligence or willful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Agent, Lender, or Participant.

     12.8  Relationship  of  Lenders.   Nothing  herein  shall  be  construed as
creating a partnership or joint venture among Agents and Lenders.

     12.9 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 12 shall inure to the benefit of any Company or any other Person other than Lenders; consequently, no Company or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

     12.10 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder

     12.11 FINANCIAL HEDGES. To the extent any Lender or Affiliate of a Lender issues a Financial Hedge in accordance with the requirements of the Loan Documents and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of its Affiliate) agrees (i) to appoint Bank of America, N.A., as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of

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this Section 12;  whereupon all references to "Lender" in this SECTION 12 and in the Collateral Documents shall include, on any date of determination, any Lender or Affiliate of a Lender that is party to a then-effective Financial Hedge which complies with the requirements of the Loan Document. Additionally, if the Obligation owed to any Lender or Affiliate of a Lender consists solely of Debt arising under a Financial Hedge (such Lender or Affiliate being referred to in this SECTION 12.11 as an "ISSUING LENDER"), then such Issuing Lender (by accepting the benefits of any Collateral Documents) acknowledges and agrees that pursuant to the Loan Documents and without notice to or consent of such Issuing
Lender: (i) Liens in the Collateral may be released in whole or in part; (ii) all Guaranties may be released; (iii) any Collateral Document may be amended, modified, supplemented, or restated; and (iv) all or any part of the Collateral may be permitted to secure other Debt.

     12.12 AGENTS. None of the Lenders identified in this Agreement as "Documentation Agent" or "Co-Agent" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Documentation Agent" or "Co-Agent" shall have or be deemed to have any fiduciary relationship with any Lender.

SECTION 13 MISCELLANEOUS.

     13.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

     13.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

     13.3 NOTICES. Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party with written confirmation of transmission (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered),
(c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender is set forth on SCHEDULE 2.1, and for Borrower and each Company is the address set forth by Borrower's signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty. A copy of each communication to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, Fax: 214/651-5940, Attn: Karen S. Nelson. A copy of each communication to Borrower, any Company, or any Guarantor shall also be sent to Hogan & Hartson L.L.P., One Tabor Center, Suite 1500, 1200 Seventeenth Street, Denver, Colorado 80202, Fax: 303/899-7333, Attn: Whitney Holmes.

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                                                       -------------------------

     13.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

     13.5 EXCEPTIONS TO COVENANTS. No Company shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

     13.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

     13.7  GOVERNING  LAW. THE LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THE COLLATERAL DOCUMENTS), AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS.

     13.8 INVALID PROVISIONS. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Company party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

     13.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE COMPANIES, GUARANTORS, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY COMPANY, ANY GUARANTOR, ANY LENDER, AND/OR ANY AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS ONLY AS SUCH COMMITMENT LETTERS AND FEE LETTERS RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANIES, THE GUARANTORS, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES. EXCEPT AS SET FORTH ABOVE, NO OTHER TERMS OF THE COMMITMENT LETTERS SURVIVE EXECUTION OF THIS AGREEMENT.

     13.10 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. BORROWER AND EACH GUARANTOR (BY EXECUTION OF A GUARANTY), IN EACH CASE FOR ITSELF, ITS
SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE (PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW,

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                                                       -------------------------

(B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies, Guarantors, and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. The Companies, Guarantors, and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

     13.11 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

           (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified, or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in SECTION 12) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), Administrative Agent, have approved same.

           (b) Any amendment to or consent or waiver under this Agreement or any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) postpones or delays any date fixed by the Loan Documents for any payment or mandatory prepayment of all or any part of the Obligation payable to such Lender or Administrative Agent; (ii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "REQUIRED LENDERS"; (iv) changes the order of application of any payment or prepayment set forth in SECTIONS 3.3 and 3.12 in any manner

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                                                       -------------------------
     that materially affects such Lender or Administrative Agent; (v) except as otherwise permitted by any Loan Document, releases all or substantially all of the Guarantors (taking into account all prior releases); (vi) except as otherwise permitted by any Loan Document, releases all or substantially all of the Collateral for the Obligation (taking into account all prior releases) or permits the creation, incurrence, assumption, or existence of any Lien on all or substantially all of the Collateral to secure any obligations, other than Liens securing the Obligation; or (vii) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders hereunder. Without the consent of such Lender, no Lender's "COMMITTED SUM" or "COMMITMENT PERCENTAGE" may be increased.

           (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

           (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective
     Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

     13.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

     13.13 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

           (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

           (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes)); provided, however, that:

                   (i)     each   such   assignment  shall  be  to  an  Eligible
           Assignee;

                   (ii) except in the case of an assignment to another Lender, an Affiliate of a Lender, or an Approved Fund of any Lender, or in the case of an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Documents, any partial assignment under any Facility shall not be less than the following amounts for the Facility indicated unless Borrower and

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                                                       -------------------------

           Administrative Agent consent thereto (at their sole discretion) in writing (which may be evidenced by their acceptance and execution of the related Assignment and Acceptance Agreement):

           =====================================================================
                        Facility                            Minimum Assignment
           =====================================================================

                 Revolver Facility                              $5,000,000
           ---------------------------------------------------------------------
                 Term Loan A Facility                           $5,000,000
           ---------------------------------------------------------------------
                 Term Loan B Facility                           $1,000,000
           =====================================================================

           ; provided that, no partial assignment for any Facility (including any assignment among Lenders) may result in any Lender holding less than $1,000,000 in any Facility;

                   (iii) each such assignment by a Lender shall be of a proportionate part of all of the assigning Lender's Rights and obligations under this Agreement and the Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes), except that this CLAUSE (iii) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's Rights and obligations in respect of one Facility; and

                   (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement substantially in the form of EXHIBIT F hereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and a processing fee of $3,500, including, without limitation, any assignment between Lenders; provided, however, that with respect to an assignment to any other Lender, an Affiliate of the assigning Lender, or an Approved Fund of such assigning Lender, the processing fee shall be $1,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under the Loan Documents. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

           (c) Administrative Agent shall maintain at its address referred to in SECTION 13.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment, and principal amount of the Borrowings owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon

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                                                       -------------------------
     the  consummation  of any assignment in accordance with this SECTION 13.13,
     SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Committed Sums under the Facilities of the assignor and assignee.

           (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT F hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

           (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation; provided, however, that neither Borrower nor any Affiliate of Borrower shall be a Participant. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under this Agreement and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof,
     (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under this Agreement, (v) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan
     Documents, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under
     SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by this Agreement), or releases any material Guaranty or all or any substantial portion of the Collateral for the Obligation under the Loan Documents (except such releases as are contemplated by this Agreement); provided that, in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

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                                                       -------------------------

           (f) Notwithstanding any other provision set forth in this Agreement, any Lender may, without notice to, or the consent of Borrower or Administrative Agent, at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or any Lender which is a fund may pledge all or any portion of its Borrowings and its Notes to its trustee in support of its obligations to its trustee. No such assignment shall release the assigning Lender from its obligations hereunder.

           (g) Any Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants).

     13.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Company under the Loan Documents shall remain in full force and effect until termination of the Total Commitment, payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, and expiration of all LCs, except that SECTIONS 4, 11, and 13, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Company under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Company or otherwise, the obligations of each Company under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

         Signature Page to that certain Revolving Credit and Term Loan Agreement dated as of December 6, 1999, among CoorsTek, Inc. (formerly Coors Porcelain Company), as Borrower, Bank of America, N.A., as Administrative Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED to be effective as of the Closing Date.

Address: 16000 Table Mountain Parkway   COORSTEK, INC. (formerly COORS PORCELAIN
         Golden, Colorado 80403         COMPANY), as Borrower
         Attention:  General Counsel

Telephone:    303-271-7000              By:  /s/Joseph Coors, Jr.
Facsimile:    303-271-7055                   --------------------
                                             Joseph Coors, Jr.,  Chief Executive
                                             Officer





Bank of America Plaza, 14th Floor       BANK OF AMERICA, N.A., as Administrative
901 Main Street                         Agent and a Lender
Dallas, Texas  75202
Attn:    Ms. Theresa Belk
Fax:     214-209-9177                   By: /s/Richard L. Nichols, Jr.
                                            --------------------------
                                            Richard  L.  Nichols, Jr.,  Managing
                                            Director

         Signature Page to that certain Revolving Credit and Term Loan Agreement dated as of December 6, 1999, among CoorsTek, Inc. (formerly Coors Porcelain Company), as Borrower, Bank of America, N.A., as Administrative Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED to be effective as of the Closing Date.


ABN AMRO BANK, N.V., as Documentation         CREDIT AGRICOLE INDOSUEZ, as a
Agent and a Lender                            Lender

By:  /s/John E. Robertson                     By:  /s/Patrick Cocquerel
     ---------------------                         --------------------
     John E. Robertson,                            Patrick Cocquerel,
     Vice President                                First Vice President,
                                                   Managing Director, Head
                                                   of Houston Representative
                                                   Office

By:  /s/Peter J. Hallan                       By:  /s/Kenneth C. Coulter
     ------------------                            ---------------------
     Peter J. Hallan,                              Kenneth C. Coulter,
     Assistant Vice President                      Vice President,
                                                   Senior Relationship Manager

THE BANK OF NEW YORK,                         CREDIT LYONNAIS NEW YORK BRANCH,
as a Lender                                   as a Lender

By:  /s/ Jennifer S. Ellerman                 By:  /s/Robert Ivosevich
     ------------------------                      -------------------
     Jennifer S. Ellerman,                         Robert Ivosevich,
     Vice President                                Senior Vice President


BANK ONE, N.A., as a Co-Agent                 THE DAI-ICHI KANGYO BANK, LIMITED,
and a Lender                                  as a Lender

By:  /s/Mark A. Isley                         By:  /s/Christopher Fahey
     ----------------                              --------------------
     Mark A. Isley,                                Christopher Fahey,
     First Vice President                          Vice President


BAYERISCHE HYPO- UND                          DRESDNER BANK AG, NEW YORK AND
VEREINSBANK AG, NEW YORK                      GRAND CAYMAN BRANCHES, as a
BRANCH, as a Lender                           Co-Agent and a Lender

By:  /s/ Sylvia K. Cheng                      By:  /s/A.R. Morris
     -------------------                           --------------
     Sylvia K. Cheng,                              A. Richard Morris,
     Director                                      First Vice President

By:  /s/ Carlo Lamberti                       By:  /s/D. Slusarczyk
     ------------------                            ----------------
     Carlo Lamberti,                               Deborah Slusarczyk,
     Associate Director                            Vice President


COMERICA BANK, as a Lender

By:  /s/ Eoin Collins
     ----------------
     Eoin Collins,
     Assistant Vice President

         Signature Page to that certain Revolving Credit and Term Loan Agreement dated as of December 6, 1999, among CoorsTek, Inc. (formerly Coors Porcelain Company), as Borrower, Bank of America, N.A., as Administrative Agent, and certain Lenders named therein, including the undersigned.

         EXECUTED to be effective as of the Closing Date.


FLEET NATIONAL BANK, as a Lender              KEYBANK NATIONAL ASSOCIATION, as a
                                              Lender
By:  /s/Jeff Lynch
     --------------                           By:  /s/Mary K. Young
     Jeff Lynch,                                   ----------------
     Senior Vice President                         Mary K. Young,
                                                   Assistant Vice President


FRANKLIN FLOATING RATE TRUST,                 KZH LANGDALE LLC, as a Lender
as a Lender
                                              By:  /s/Peter Chin
By:  /s/Chauncey Lufkin                            -------------
     ------------------                            Peter Chin,
     Chauncey Lufkin,                              Authorized Agent
     Vice President

                                              KZH SOLEIL-2 LLC, as a Lender
THE FUJI BANK, LIMITED, as a Lender
                                              By:  /s/Peter Chin
By:  /s/Masahito Fukuda                            -------------
     ------------------                            Peter Chin,
     Masahito Fukuda,                              Authorized Agent
     Senior Vice President

                                              MERCANTILE BANK NATIONAL
GENERAL ELECTRIC CAPITAL                      ASSOCIATION, as a Lender
CORPORATION, as a Lender
                                              By:  /s/David F. Higbee
By:  /s/Gregory Hong                               ------------------
     ---------------                               David F. Higbee,
     Gregory Hong,                                 Vice President
     Duly Authorized Signatory

                                              NORWEST BANK COLORADO, N.A., as a
HARRIS TRUST AND SAVINGS BANK,                Co-Agent and a Lender
as a Lender
                                              By:  /s/John R. Hall
By:  /s/James H. Colley                            ---------------
     -------------------                           John R. Hall,
     James H. Colley,                              Vice President
     Vice President

                                              U. S. BANK NATIONAL ASSOCIATION,
IKB DEUTSCHE INDUSTRIEBANK, AG                as a Co-Agent and a Lender
LUXEMBOURG BRANCH, as a Lender
                                              By:  /s/Andrea C. Koeneke
By:  /s/Edwin Brecht                               --------------------
     ---------------                               Andrea C. Koeneke,
     Edwin Brecht, Executive Director              Vice President

By:  /s/Manfred Ziwey
     ----------------
     Manfred Ziwey, Director